                                                                    EXHIBIT 4.6

                     MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
             PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

                           DATED AS OF JUNE 13, 1997

                                    BETWEEN

                           TRANSTEXAS GAS CORPORATION
                             (MORTGAGOR AND DEBTOR)

                                       TO

                            JAMES A. TAYLOR, TRUSTEE

                               FOR THE BENEFIT OF

                        TRANSAMERICAN ENERGY CORPORATION
                         (MORTGAGEE AND SECURED PARTY)

                 The mailing address of the above-named Mortgagee and Secured Party is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032,
Attn: Douglas J. Widlaski; the mailing address of Mortgagor and Debtor is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, Attn: Douglas
J. Widlaski; and the mailing address of the Trustee is c/o Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201.

                 THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

                 ATTENTION OF RECORDING OFFICERS: This instrument is a Mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A attached hereto.

                 Recorded counterparts should be returned to:

                 Firstar Bank of Minnesota, N.A.
                 101 East Fifth Street
                 St. Paul, Minnesota 55101
                 Attention:  Corporate Trust Department

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                     MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
             PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

         This Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, from TRANSTEXAS GAS CORPORATION, a Delaware corporation ("Mortgagor"), to James A. Taylor, as Trustee (the "Trustee") for the benefit of TRANSAMERICAN ENERGY CORPORATION (together with its successors or assigns, "Mortgagee"), is made and entered into as of this 13th day of June, 1997.


                                    RECITALS

         Mortgagor and TransAmerican Energy Corporation, a Delaware corporation (together with its successors or assigns, "Mortgagee") entering into that certain Loan Agreement, dated as of June 13, 1997 (as amended or modified and in effect from time to time, the "Loan Agreement").

         Pursuant to and on the terms and conditions set forth in the Loan Agreement, Mortgagee is making a loan to Mortgagor in the aggregate principal amount of $450,000,000 (the "Loan").

         Mortgagor is entering into this Mortgage pursuant to its obligations under the Loan Agreement and for the purpose, among other things, of securing and providing for the repayment of the Loan.

                                   ARTICLE I
                                  Definitions

                   1.1 Certain Defined Terms. Unless the context otherwise requires, as used in this Mortgage and all amendments, extensions, modifications, renewals, supplements or waivers hereof or hereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms.

                   "Business Day" shall have the meaning assigned to that term in the Loan Agreement.

                   "Collateral" shall have the meaning set out in Article VIII of this Mortgage.




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                   "Debtor" shall have the meaning set out in Article VIII of this Mortgage.

                   "Equipment" shall mean all of Mortgagor's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, wellsite compressors, rolling stock and related equipment and other assets accounted for as equipment by Mortgagor on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting a part of a natural gas pipeline or the compression or dehydration equipment used in the operation of any such pipeline.

                   "Event of Default" shall have the meaning assigned to that term in Section 6.1.

                   "Highest Lawful Rate" shall have the meaning ascribed thereto in the Loan Agreement.

                   "Hydrocarbons" shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline and natural gasoline and all other minerals.

                   "Indebtedness" shall mean the following indebtedness and liabilities of Mortgagor (and any extensions, renewals, refundings, increases, substitutions, replacements, consolidations, modifications or rearrangements of such indebtedness and liabilities, whether or not Mortgagor executes any extension agreement or renewal instrument):

                   (a) all amounts advanced or expended by Mortgagee in its capacity as lender under the Loan Agreement or under or in connection with this Mortgage, all reasonable costs and out-of-pocket expenses (excluding expenses representing administrative overhead) at any time and from time to time incurred by the Trustee or Mortgagee in connection with the administration and/or enforcement of this Mortgage, the Note or the Loan Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by the Trustee or Mortgagee in connection therewith), and all sums due





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or to become due at any time and from time to time hereunder or under the Loan
Agreement to the Trustee or Mortgagee,

                   (b) all principal, premiums, accrued interest and any other sums now or hereafter owing on the Note; and

                   (c) all other amounts payable by Mortgagor under the Loan Agreement.

             "Inventory" shall mean all of Mortgagor's now owned or hereafter acquired line pipe, casing, drill pipe and other supplies accounted for as inventory by Mortgagor on its financial statements (excluding any oil, natural gas, condensate and natural gas liquids), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

             "Lands" shall mean that real property in Austin, Chambers, Colorado, Goliad, Harris, Hidalgo, Jackson, Jim Hogg, Kent, Lavaca, Live Oak, Starr, Val Verde, Victoria, Walker, Webb, Wharton and Zapata Counties described, referred to or covered by the Leases described in Exhibit A hereto and the Pipelines in Exhibit B hereto, or the description of which is incorporated in Exhibit A by reference to any other instrument or document, together with any and all other real property, or interests in real property, in the State of Texas in which Mortgagor has any interest, legal or beneficial, recorded or unrecorded now owned or hereafter acquired; provided, however, that "Lands" shall not include the fee interest in that certain real property located in Harris, Webb and Zapata Counties and more particularly described on Exhibit C attached hereto and made a part hereof.

             "Leases" shall mean those Oil and Gas Leases covering Lands in Austin, Chambers, Colorado, Goliad, Harris, Hidalgo, Jackson, Jim Hogg, Kent, Lavaca, Live Oak, Starr, Val Verde, Victoria, Walker, Webb, Wharton and Zapata Counties described in Exhibit A hereto, or the description of which is incorporated in Exhibit A by reference to any other instrument or document, together with any and all other Oil and Gas Leases or leasehold estates covering Lands in the State of Texas including any lands pooled or unitized therewith, in which, or in any portion of which, Mortgagor has an interest, now owned or hereafter acquired as well as any extensions, renewals or replacements of or for any of the foregoing.





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             "Lobo Reserves" shall mean the reserves identified on the Reserve
Report as being located in the Lobo Area Trend Field.

             "Material Production Sale Contracts" shall mean Production Sale Contracts that, individually or in the aggregate, are material to the conduct or value of Mortgagor's business.

             "Mortgage" shall mean this Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, as same may from time to time be amended or modified and in effect.

             "Mortgaged Property" shall have the meaning set out in Article II to this Mortgage.

             "Mortgagee" shall have the meaning assigned to that term in the introduction to this Mortgage.

             "Mortgagor" shall have the meaning assigned to that term in the introduction to this Mortgage.

             "Note" shall mean that certain Promissory Note, dated as of June 13, 1997, in the original principal amount of $450,000,000 by Mortgagor payable to Mortgagee, as amended, modified, supplemented, restated, renewed, extended or increased in amount from time to time.

             "Oil and Gas Leases" shall include oil, gas and mineral leases and shall also include subleases and assignments of operating rights.

             "Operating Equipment" shall mean Mortgagor's interest in all personal property, surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, drill pipe, mud pumps, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the Lands or Leases or on a unit including all or part of the Lands or Leases or now or hereafter used, held for use or useful in connection with the exploration, development, operation, production, treatment, storage, processing or transportation of Hydrocarbons, helium and/or other minerals produced or to be produced from or attributable to the Lands or Leases, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumps, pumping units and engines, christmas





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trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, boilers, meters, apparatus, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, fixtures and other appurtenances, appliances and property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessories and attachments thereto and replacements thereof.

             "Permitted Liens" shall have the meaning assigned to that term in the Loan Agreement.

             "Pipelines" shall mean the Pipeline Assets and all pipelines owned and/or operating by Mortgagor for the gathering, transmission or distribution of Hydrocarbons including, without limitation, those pipelines described in Exhibit B attached hereto, and any interests in real property relating thereto.

             "Pipeline Assets" shall mean all parts or aspects of the gas pipeline system of Mortgagor now or hereafter situated on any of the Lands, Rights-of-Way and Franchises, including, without limitation, the pipeline system described in Exhibit B, and all fixtures, improvements, equipment, surface or subsurface machinery, facilities, supplies, replacement parts, vehicles of every description, all process control computer systems and equipment or other property of whatsoever kind or nature, including, without limitation, all buildings, structures, machinery, gas processing plants, Pipelines, stations, substations, pumps, pumping stations, meter houses, metering stations, regulator houses, ponds, tanks, scrapers and scraper traps, fittings, valves, connections, cathodic or electrical protection by-passes, regulators, drips, meters, pumps, pumping units, pumping stations, storage or tankage facilities, engines, pipes, gates, telephone and telegraph lines, electric power lines, poles, wires, casings, radio towers, fixtures, mechanical equipment, electrical equipment, machine shops and other equipment, used or useful in connection therewith; together with all of Mortgagor's liquid hydrocarbons, carbon dioxide, natural gas liquids, refined petroleum products and other inventory fuels, carbon, chemicals, electric energy and other consumable materials or products manufactured, processed, generated, produced, transmitted, stored (whether above or below ground) or purchased by




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
Mortgagor for sale, exchange, distribution, consumption or transmission by Mortgagor, including, without limitation, all system gas, drip gas and line fill.

             "Production Sale Contracts" shall mean, except to the extent that the same constitute Receivables, all contracts now or hereafter in effect, including, without limitation, any gas sales contracts, entered into by Mortgagor, or Mortgagor's predecessors in interest, for the production, sale, purchase, exchange or processing of Hydrocarbons, helium and/or other minerals produced from or attributable to the Subject Interests.

             "Receivables" shall mean any and all of Mortgagor's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York (excluding all intercompany accounts), all products and proceeds thereof, and all books, records, ledger cards, files, correspondence and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

             "Reserve Report" shall have the meaning ascribed thereto in Section
3.1 hereof.

             "Rights-of-Way and Franchises" shall mean all leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surfaces leases or rights, amendatory grants and interests in land for the installation, maintenance and operation of the Pipelines or the Pipeline Assets or any portion thereof, now owned or held by Mortgagor, including, without limitation, those leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surface leases or rights, amendatory grants and interests in land applicable to the Pipelines or the Pipeline Assets owned or held by Mortgaged and located in Jim Hogg, Starr, Webb and Zapata Counties and those leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surfaces leases or rights, amendatory grants and interests in land owned or held by Mortgagor and described in Exhibit B attached hereto or arising by virtue of the documents described in Exhibit B attached hereto, which descriptions of real property set forth in Exhibit B or incorporated by reference to the documents described on Exhibit B are hereby made a part so that all of the property rights, other rights and other assets described therein shall be subject to this Mortgage to the same extent as if they were described herein.




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
             "Secured Party" shall have the meaning set out in Article VIII of this Mortgage.

             "Subject Interests" shall mean each kind and character of right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in, under or to the Leases and all right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in and to the Lands, together with each kind and character of right, title, interest or estate now or hereafter vested in Mortgagor in and to any and all overriding royalty interests, mineral interests, leasehold interests, mineral rights, royalty interests, net profits interests, oil payments, production payments, carried interests and all other properties or interests of every kind or character which relate to any of the Lands or Leases, whether such right, title, interest or estate be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a revenue sharing agreement, a division order, a transfer order, a farmout agreement, a fee simple conveyance or any other type of contract, conveyance or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of same are subject.

             "Subject Minerals" shall mean all Hydrocarbons, helium and/or other minerals in, under, upon, produced or to be produced or which may be produced, saved and sold from and which shall accrue and be attributable to the Subject Interests, including, without limitation, all oil in tanks and all rents, royalties, issues, profits, proceeds, products, revenues, and other income arising from or attributable to the Subject Interests and Mortgagor's interest therein.

             "Trustee" shall have the meaning assigned to that term in the introduction to this Mortgage.

             "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Texas.

             "Vehicles" shall mean all trucks, automobiles, trailers and other vehicles covered by a certificate of title.




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
                                   ARTICLE II
                            Mortgage, Deed of Trust

                   2.1 Grant of Deed of Trust on Real Property and Security Interest in Personal Property. To secure the payment of the Indebtedness and to secure the performance of the covenants, agreements and obligations of Mortgagor contained herein, in the Loan Agreement and in all other security documents executed in accordance therewith, Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, except to the extent that the same constitute Equipment, Inventory or Receivables, has granted, bargained, sold, warranted, mortgaged, assigned, transferred and conveyed a security interest, and by these presents does grant, bargain, sell, warrant, mortgage, assign, transfer and convey and grant a security interest, unto the Trustee, for the use and benefit of Mortgagee with power of sale, all of Mortgagor's rights, titles, interests and estates, if any, in, to, under, derived from or with respect to all of the following described real and personal property, whether now owned or hereafter acquired, namely:

                   (a)  the Subject Interests;

                   (b)  the Subject Minerals;

                   (c)  the Production Sale Contracts;

                   (d)  the Operating Equipment;

                   (e)  the Leases and the Lands;

                   (f)  the Pipelines;

                   (g)  the Pipeline Assets;

                   (h)  the Rights-of-Way and Franchises;

                   (i) all unitization, communitization, operating agreements, pooling agreements and declarations of pooled units and the properties covered and the units created thereby (including all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency providing for pooling or unitization, spacing orders or other well permits




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
and other instruments) which relate to or affect all or any portion of the Subject Interests;

                   (j) all deposit accounts, contract rights, operating rights, general intangibles, chattel paper, documents and instruments arising under any of the foregoing, including without limitation, the Production Sale Contracts and all transmission contracts or other contracts now or hereafter in effect with respect to the Pipelines or the Pipeline Assets;

                   (k) all subleases, farmout agreements, assignments of interests, assignments of operating rights, contracts, operating agreements, bidding agreements, advance payment agreements, rights-of-way, surface leases, franchises, servitudes, privileges, permits, licenses, easements, tenements, hereditaments, improvements, appurtenances and benefits now existing or in the future obtained and incident and appurtenant to any of the foregoing;

                   (l) all lease records, well records, production records and accounting and other records and files which relate to any of the foregoing, and all maps, data bases, manuals, information and data which relate to any of the foregoing, including without limitation engineering, geological and geophysical data;

                   (m) all income, revenues, rents, profits and proceeds arising out of the gathering, transportation, processing or sale of Hydrocarbons through the Pipelines and other accounts, contract rights, operating rights, general intangibles, chattel paper, documents and instruments arising under any of the foregoing, but expressly excluding therefrom Receivables and the stock of any "Unrestricted Subsidiary" (as defined in the Loan Agreement);

                   (n) any liens and security interests in the Subject Interests in favor of Mortgagor securing payment of proceeds from the sale of the Subject Minerals including, but not limited to, those liens and security interests provided for in Tex. Bus. & Com. Code Ann. Section 9.319 (Tex. UCC) (Vernon 1968), as amended;

                   (o) all other rights, titles and interests of Mortgagor in, to and under or derived from the Lands, the Leases, the Rights-of-Way and Franchises, the Production Sale Contracts and/or other properties described in Exhibits A and B hereto;




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                   (p)  any property that may from time to time hereafter, by delivery or by writing of any kind executed by or on behalf of Mortgagor, be subjected to the lien and security interest hereof by Mortgagor or by anyone authorized on Mortgagor's behalf, and Mortgagee and Trustee are hereby authorized to receive the same as additional security;

                   (q) all other property of every nature and kind and wheresoever situated, now owned or hereafter acquired by Mortgagor or to which Mortgagor is now or may hereafter be entitled at law or in equity, other than Receivables, Inventory and Equipment; and

                   (r) any and all proceeds, returns, rents, royalties, issues, profits, products, revenues and other income arising from or by virtue of the sale, lease or other disposition of, or from any condemnation, eminent domain or insurance payable with respect to damage, loss or destruction of, the items described in subparagraphs (a) through (q) above;

together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for all of the foregoing property. All the aforesaid properties, rights and interests which are hereby subjected to the lien and/or security interest of this instrument, together with any additions thereto which may be subjected to the lien and/or security interest of this instrument by means of supplements hereto or otherwise, other than Equipment, Inventory and Receivables, shall hereinafter be referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to his successors and assigns forever.


                                 ARTICLE III
             Particular Warranties and Representations of Mortgagor

            Mortgagor hereby warrants and represents, as of the date hereof, to the Trustee and Mortgagee as follows:

            3.1 Leases. With respect to Leases covering all wells and Lands to which value has been ascribed in that certain reserve report, prepared as of February 1, 1997 (the "Reserve Report"), by Netherland, Sewell & Associates, Inc., other than the Lobo Reserves: (a) the Leases are valid, subsisting leases as



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to all such wells and Lands, and are superior and paramount to all other Oil and
Gas Leases respecting the properties to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases have been duly paid or provided for; (b) the Leases are in full force and effect; and (c) except as disclosed in writing by Mortgagor to Mortgagee, Mortgagor, and to the best of Mortgagor's knowledge all other parties to the Leases, have performed in all material respects all obligations required to be performed by them and are not in material default under nor in receipt of any claim of material default under any Lease, and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any Lease, and Mortgagor has no knowledge of any material breach or anticipated breach by the other parties to any Lease.

                   3.2 Documents. Each of the existing Material Production Sale Contracts is valid, binding and enforceable in accordance with its respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to creditor's rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as rights to indemnity thereunder may be limited by applicable law) and is in full force and effect, and no material default on the part of any party thereto exists thereunder. To the best knowledge of Mortgagor, all amounts due and payable in accordance with the terms of each Material Production Sale Contract have been duly paid or provided for and the obligations to be performed under each of the Material Production Sale Contracts have been duly performed, in all material respects in accordance with the terms of such contracts and any related agreements, and in conformity with all applicable laws, rules, regulations and orders of all courts and regulatory authorities having jurisdiction.

                   3.3 Title. Except for Permitted Liens, Mortgagor has (a) good and indefeasible title to, and is possessed of, the portion of the Mortgaged Property constituting real property other than the Pipeline Assets, including, without limitation, those referenced in Exhibit A (it being understood that indefeasible title as used herein shall mean such title to real property as is customarily held in the oil and gas business), (b) good and sufficient title to the portion of the Mortgaged Property constituting Pipeline Assets or other personal property for the use and operation of such Pipeline Assets as it has been used in the past and as it is proposed to be used in the business of storing and transporting Hydrocarbons and other products and any lack of title to such Pipeline Assets





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
or personal property related thereto has not had and will not have any material adverse effect on Mortgagor's ability to use the Pipeline Assets and related personal property as it is proposed to be used in Mortgagor's business and will not materially increase the cost of such use, and (c) good and sufficient title to the portion of the Mortgaged Property constituting personal property that is not described in the foregoing clause (b). Mortgagor owns, in the aggregate, not significantly more than the amount of undivided working interests and not significantly less than the amount of net revenue interests in the Leases set forth in the Reserve Report. For purposes of this Paragraph 3.3, "working interest" shall refer to Mortgagor's share of expense in the applicable Lease, well or drilling and production unit shown in the Reserve Report, and "net revenue interest" shall refer to Mortgagor's share of production from the applicable Lease, well or drilling and production unit after satisfaction of all royalties, overriding royalties, production payments or similar non-operating interests. Mortgagor has obtained reconveyances or reassignments of record title into Mortgagor of all production payments, limited working interests or similar interests conveyed by Mortgagor's predecessor in title to various vendors and servicers with respect to any drilling program that has "paid out," as that term is defined in the respective drilling agreements, as may be necessary to vest in Mortgagor record title to the working interests and net revenue interests as set forth in the Reserve Report. Each of the Material Production Sale Contracts is free from any material credit, deduction, allowance, defense, dispute, setoff, or counterclaim (other than current charges provided for in such instruments but not yet due and payable), and there is no material extension or indulgence with respect thereto. Mortgagor is not aware of any defect in or challenge to its ownership of the rights or other interests in any of the Mortgaged Property that would, individually or in the aggregate, materially lessen the value of the Mortgaged Property for its use as part of the Pipeline Assets or materially interfere with the ordinary conduct of the business of Mortgagor or the use of the Mortgaged Property for the purposes for which held, except as expressly disclosed to Mortgagee in writing.

                   3.4 No Liens. Except for Permitted Liens, the Mortgaged Property is free of any and all claims, liens, charges, encumbrances, mortgages, security interests, contracts, agreements, options, preferential purchase rights or other restrictions or limitations of any nature or kind.

                   3.5 Power and Authority. Mortgagor has full power and legal right to bargain, grant, sell, mortgage, assign, transfer, convey and grant a security interest in all of the Mortgaged Property, all in the manner and form herein provided and without obtaining the waiver, consent or approval of any




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
lessor, sublessor, governmental agency or entity or party whomsoever or whatsoever, except as already obtained or to be obtained pursuant to the terms of the Loan Agreement.

                   3.6 Contracts. Mortgagor is not obligated by virtue of any prepayment under any Production Sale Contract or other similar contract providing for the sale by Mortgagor of Hydrocarbons, helium and/or other minerals, which contains a "take or pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements" to deliver Hydrocarbons, helium and/or other minerals (amounting to a material portion of the Hydrocarbons, helium and/or other minerals covered hereby) at some future time without then or thereafter receiving full payment therefor.

                   3.7 No Governmental Approvals. Mortgagor warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this Mortgage and that no such approval or consent is necessary to authorize the observance or performance by Mortgagor of the covenants herein contained.

                   3.8 Producing Wells. All producing wells located on the Lands have been drilled, operated and produced in conformity in all material respects with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction and are subject to no material penalties on account of past production, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Lands.

                   3.9 Principal Place of Business. The principal place of business and chief executive office of Mortgagor is located at 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032.

                   3.10 Pipelines and Pipeline Assets. All Pipelines and Pipeline Assets have been constructed and operated in conformity in all material respects with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction and, except as expressly disclosed in writing to Mortgagee, are subject to no material penalties on account of past operations.




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
                                   ARTICLE IV
                Particular Covenants and Agreements of Mortgagor

                   Mortgagor hereby covenants to and agrees with Mortgagee as follows:

                   4.1 Payment of the Indebtedness. Mortgagor will duly and punctually pay the principal of and interest on all of the Indebtedness, including each and every obligation owing under the Note as the same shall become due and payable under the Note and in accordance with the terms of the Loan Agreement.

                   4.2 Performance of Other Obligations. Mortgagor shall duly and punctually perform and keep all other obligations required of Mortgagor pursuant to the terms hereof, of the Loan Agreement and of any other documents executed and delivered by Mortgagor in connection with the Loan Agreement.

                   4.3 Operation of Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Mortgagor is the operator of the Mortgaged Property, Mortgagor shall, at Mortgagor's own expense:

                          (a)  do all things necessary to keep unimpaired
Mortgagor's rights and remedies in or under the Mortgaged Property and, except as otherwise permitted hereby or in the Loan Agreement, shall (i) not abandon any well or forfeit, surrender, release or default under (other than any default that, individually or in the aggregate with all other such defaults, would not have a material adverse effect on Mortgagor's business) any Lease, or in the event Mortgagor is not the operator, shall use its best efforts to prevent any of the above, unless undertaken in the ordinary course of business, (ii) enter into or otherwise acquire obligations under Production Sale Contracts only on terms and conditions to which a reasonably prudent producer, seller, purchaser, or processor, as applicable, of Hydrocarbons, helium and/or other minerals similar to those produced from or attributable to the Subject Interests, would agree, and (iii) not abandon, sell, convey, assign, lease or otherwise transfer any right, title or interest of Mortgagor into or under the Pipelines or the Pipeline Assets, or consent to any of the foregoing;

                          (b)  except as otherwise permitted in the Loan
Agreement, perform or cause to be performed, each and all covenants, agreements, terms, conditions and limitations imposed upon Mortgagor or its predecessors in, interest, except where any failure to so perform or cause to be performed, individually or in the aggregate with all other such failures, would not have a material adverse effect on Mortgagor's business, and expressly contained in (i) the Leases and any instrument or document relating thereto, and (ii) any assignment or other form of conveyance, under or through which the Leases, the Pipelines, Pipeline Assets, Lands, or Rights-of-Way and Franchises, or an undivided interest therein are now held, and perform or cause to be performed all implied covenants and obligations imposed upon Mortgagor in connection therewith or with any document or instrument relating thereto;

                          (c)  cause, or in the event Mortgagor is not the
operator of the Subject Interests or the Pipeline Assets, use its best efforts to cause, the Subject Interests and the Pipeline Assets to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons, helium and/or other minerals, and the gathering, storing, transmission and distribution of Hydrocarbons, as applicable, in a good and workmanlike manner as would be operated by a prudent operator and in compliance with all applicable operating agreements and contracts, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith in such a manner as not to jeopardize the Trustee's or Mortgagee's rights in and to the Subject Interests or the Pipeline Assets, as applicable;

                          (d)  except as otherwise permitted in the Loan
Agreement, cause to be paid, promptly as and when due and payable, except where the failure to make any such payments would not, individually or in the aggregate, have a material adverse effect on Mortgagor's business, all rentals, delay rentals, royalties and indebtedness payable in respect of the Subject Interests, and all expenses incurred in or arising from the operation or development of the Subject Interests, or, in the event Mortgagor is not the operator, shall use its best efforts to cause each of the foregoing to be paid;

                          (e)  cause the Operating Equipment necessary for the
Mortgagor's business operations to be kept in good and effective operating condition (reasonable wear and tear excepted) and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons, helium and/or other minerals, as applicable, from the Subject Interests, to be promptly made;

                          (f)  except as otherwise permitted by the Loan
Agreement, cause the the Pipelines to be kept in good and effective operating condition (reasonable wear and tear excepted), and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the gathering, storing, transmission and distribution of Hydrocarbons through the Pipelines, to be promptly made;

                          (g)  except for Permitted Liens or as otherwise
permitted by the Loan Agreement, cause the Mortgaged Property or any part thereof or the rents, issues, revenues, profits and other income therefrom to be kept free and clear of all claims, liens, charges, mortgages, security interests, encumbrances or other restrictions or limitations of any nature or kind;

                          (h)  maintain insurance for the Mortgaged Property in
accordance with the requirements of the Loan Agreement;

                          (i)  comply with, or cause to be complied with, in all
material respects, or, if Mortgagor is not the operator of the Mortgaged Property, use its best efforts to cause to be complied with, in all material respects, all applicable and valid laws, rules and regulations of the United States, the State of Texas or any other governmental body exercising jurisdiction, with respect to the operation and development of the Lands and the production and sale of Hydrocarbons, helium and/or other minerals, as applicable, therefrom or the operating of the Pipeline Assets; and

                          (j)  deliver, or cause to be delivered, to Mortgagee
a copy of any notice, demand or other communication from any other party to the Leases or any Production Sale Contract, relating to any alleged, potential or actual material breach thereunder or material breach of any of the covenants, agreements, terms, or limitations thereof or purporting to terminate or in any other way adversely affect the rights of Mortgagor thereunder.

                   4.4 Taxes. Subject to Mortgagor's right to contest same as provided in the Loan Agreement, Mortgagor will pay or cause to be paid, before delinquent, all lawful taxes, assessments and other charges of every kind and character imposed upon this Mortgage or upon the Mortgaged Property or any part thereof or upon the interest of the Trustee or Mortgagee therein (excluding taxes upon the income of the Trustee or Mortgagee), or upon the income, rents, issues, revenues, profits or other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons, helium or other minerals therefrom, or the operation and development thereof.

                   4.5 Recording, Etc. Mortgagor will promptly and at Mortgagor's expense record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to perfect, preserve, protect and renew the lien and security interest hereof as a recorded lien on the real property and fixtures now or hereafter comprising the Mortgaged Property and perfected security interest on the personal property and fixtures now or hereafter comprising the Mortgaged Property, as the case may be and the rights and remedies of the Trustee and of Mortgagee hereunder, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of the State of Texas or of the United States of America or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest created by this Mortgage and the perfection and priority thereof.

                   4.6 Sale or Mortgage of Mortgaged Property. Except for Permitted Liens and as otherwise permitted by the Loan Agreement, Mortgagor will not sell, convey, mortgage, pledge, assign, abandon or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of Mortgagor's rights, titles, interests or estates therein without first securing the express written consent of Mortgagee.

                   4.7 Records, Statements and Reports. Mortgagor will keep proper books of record and account in which complete and correct entries will be made of Mortgagor's transactions in accordance with generally accepted accounting principles.

                   4.8 Right of Entry and Inspection of Books. Mortgagee and the agents of Mortgagee are hereby authorized (a) to the extent Mortgagor has authority to do so, to enter upon the Lands, and all parts thereof, for the purposes of investigating and inspecting the condition and operation thereof,
(b) to examine the books of account of Mortgagor, and (c) to discuss the affairs, finances or accounts of Mortgagor and be advised as to the same by any officer of Mortgagor, all at such reasonable times or intervals as Mortgagee may desire.

                   4.9 Qualification to Do Business; Maintenance of Existence. Mortgagor will (a) continue to be in good standing and duly qualified to transact business in the State of Texas and (b) maintain its corporate existence, except as otherwise permitted by the Loan Agreement.

                   4.10 Expenses. Mortgagor will promptly upon demand by Mortgagee pay all reasonable costs and out- of-pocket expenses heretofore or hereafter incurred by Mortgagee or the Trustee in connection with the enforcement of any of the Trustee's and/or Mortgagee's rights hereunder.

                   4.11 Further Assurances. Mortgagor will execute and deliver such other and further instruments and will use its best efforts to do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this instrument, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or any part thereof other than Permitted Liens or in the execution and acknowledgment of this instrument, the Note or other document executed in connection herewith, (b) prompt execution and delivery of all division or transfer orders that in the opinion of the Mortgagee are needed to transfer effectively to Mortgagee the assigned proceeds of production from the Subject Interests and (c) obtaining any necessary governmental approvals, including, without limitation, those of the State of Texas.

                   4.12 Adverse Claim. Mortgagor will warrant and forever defend, subject to the Permitted Liens, the title to the Mortgaged Property unto the Trustee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor will maintain and preserve the priority of the lien and security interest created hereby so long as any of the Indebtedness remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, other than Permitted Liens, or upon the lien and security interest created by this Mortgage, Mortgagor agrees that it will immediately defend such adverse claim or take appropriate action to remove such cloud at Mortgagor's expense, and Mortgagor further agrees that after prior notice to Mortgagor Mortgagee and/or the Trustee may take such other action as either of them deems advisable to protect and preserve their interests in the Mortgaged Property, and, in such event, Mortgagor will indemnify Mortgagee and/or the Trustee against any and all costs, attorneys' fees and other expenses which it or they may incur in defending against any such adverse claim or taking action to remove any such cloud.

                   4.13 Relocation of Offices. Mortgagor shall not relocate its principal place of business or chief executive office to a county or state other than that specified in Section 3.9 of this Mortgage or otherwise relocate any material portion of the personal property comprising part of the Mortgaged Property to a county or state other than that where it is presently located or where, with respect to such property, Mortgagee has a perfected security interest, unless, prior to such relocation, Mortgagor (a) gives 30 days' prior written notice to Mortgagee, which notice shall include, without limitation, the name of the county and state into which such relocation is to be made and (b) prior to such relocation, executes and delivers all such additional documents and performs all additional acts (including causing filings of public record and paying all related fees and costs) as may be necessary or advisable in order to continue and maintain the existence and priority of Mortgagee's security interest in the personal property comprising part of the Mortgaged Property so relocated.

                   4.14 Notice of Pooling or Unitization. Except as otherwise provided in Section 9.1 hereof, Mortgagor will promptly notify Mortgagee in writing upon the first filing of any petition or request with any governmental or regulatory agency regarding any pooling or unitization arrangement pertaining to the Mortgaged Property or any part thereof, and any pooling or unitization arrangement which is imposed or which Mortgagor learns may be imposed on the Mortgaged Property or any part thereof, which would cause Mortgagor to suffer a significant reduction in income on a monthly basis from the Mortgaged Property.

                   4.15 Representations and Covenants Relating to Hazardous Materials.

                         (a)  Mortgagor is not in violation of any Federal,
state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation, as defined below would have a material adverse effect on Mortgagor. "Violation," as used herein, includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization. In addition, (a) except as previously disclosed in writing to Mortgagee, Mortgagor has not received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, alleging that Mortgagor is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply fully would have a material adverse effect on Mortgagor and (b) there are no circumstances that may prevent or interfere with such full compliance in the future where such failure to comply would have a material adverse effect on Mortgagor.

                          (b)  To the knowledge of Mortgagor, there is no claim
action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by Mortgagor, or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against Mortgagor, except where such an Environmental Claim would not have a material adverse effect on Mortgagor.

                          (c)  To the knowledge of Mortgagor there are no past
or present actions, activities, circumstances, conditions, events or incidents, including without limitation, the release, emission, discharge, presence or disposal or any Material of Environmental Concern, that could form the basis of any Environmental Claim against Mortgagor, which Environmental Claim would have a material adverse effect on Mortgagor.

                   4.16 Mortgagor Holds as Nominee. In the event that the Trustee or Mortgagee forecloses or attempts to foreclose on the Mortgaged Property, but such foreclosure will not become effective as to some or all of the Mortgaged Property unless and until the consent of a third party is obtained, then Mortgagor agrees to hold title to such portion of the Mortgaged Property as nominee for Mortgagee or any other party who would have acquired such Mortgaged Property at foreclosure until such time as the necessary consents are obtained. In acting as nominee, Mortgagor shall take such acts, and only such acts, with respect to the Mortgaged Property as Mortgagee or any other party who would have acquired the same may direct and the beneficial interest under such Mortgaged Property shall run to Mortgagee or such other party. Mortgagor shall enter into a nominee agreement in form and substance satisfactory to Mortgagee or such other party and execute any other documents or agreements reasonably necessary to effectuate the provisions of this section.


                                   ARTICLE V
                            Assignment of Production

                   5.1 Assignment. Subject to the rights of the holder of any Permitted Liens prior to the lien of this Mortgage, as further security for the payment of the Indebtedness, Mortgagor has transferred, assigned, warranted and conveyed and does hereby transfer, warrant and convey to Mortgagee, effective as of the date hereof at 7:00 a.m., local time, all of Mortgagor's rights, titles, interests and estates in and to the following property, except to the extent that any of the same constitute Excluded Equipment, Inventory or Receivables: all Hydrocarbons, helium and/or other minerals which are thereafter produced and which accrue to the Subject Interests, all products obtained or processed therefrom and all revenues and proceeds now or hereafter attributable to said Hydrocarbons, helium and/or other minerals and said products as well as any liens and security interests securing any sales of said Hydrocarbons, helium and/or other minerals, including, but not limited to, those liens and security interests provided for in Tex. Bus. & Com. Code Ann. Section 9.319 (Tex. UCC) (Vernon 1968), as amended. All parties producing, purchasing or receiving any such Hydrocarbons, helium and/or other minerals or products, or having such Hydrocarbons, helium and/or other minerals, products, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article, are authorized and directed to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such Hydrocarbons, helium and/or other minerals and all proceeds therefrom, and said parties and each of them shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds or payments received by it; provided, however; that, until Mortgagee or Mortgagor shall have instructed such parties to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom directly to Mortgagee (which such instructions may be given only after the occurrence and during the continuance of an Event of Default, as herein defined, but the giving of such instructions shall as to all such parties be conclusive as to the occurrence of an Event of Default), such parties shall be entitled to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom to Mortgagor. Mortgagor agrees, subject to the rights of the holder of any Permitted Lien prior to the lien of this Mortgage, to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee and/or to have such Hydrocarbons, helium and/or other minerals delivered to Mortgagee. Mortgagee is fully authorized to receive and issue a receipt for said revenue and proceeds, to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with
Section 5.2 hereof, and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. In the event that Mortgagee elects to take delivery of any such Hydrocarbons, helium or other minerals in kind, Mortgagee shall have the right to sell such Hydrocarbons, helium or minerals upon such terms as Mortgagee may desire, and to apply the proceeds of such sale as provided in Section 5.2 below.

                   5.2 Application of Proceeds. Any and all payments and sale proceeds received by Mortgagee pursuant to Section 5.1 hereof shall be placed in a cash collateral account with Mortgagee and on the first day of each month applied as follows:

            First: to the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds (and in the event Mortgagee shall have taken delivery in kind, to the costs and expenses of the sale of such Hydrocarbons, helium or other minerals); and

            Second: then in accordance with the provisions of Section 7.9 below.

                   5.3 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagee shall have the right, at its election, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all reasonable costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.

                   5.4 Assignment Not a Restriction on Mortgagee's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment in full of the Indebtedness, regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

                   5.5 Status of Assignment. Notwithstanding the other provisions of this Article V, the Trustee or any receiver appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Hydrocarbons, helium, and/or other minerals herein assigned and the proceeds therefrom after the Note has been declared due and payable in accordance with the provisions of Section 6.2 hereof and to apply all of said proceeds as set forth in Section 5.2 hereof. Upon any sale of the Subject Interests or any part thereof pursuant to Article VII hereof, the Hydrocarbons, helium, and/or other minerals thereafter produced from the Subject Interests so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article V.

                   5.6 Indemnity. Mortgagor agrees to indemnify, defend and hold the Trustee and Mortgagee harmless against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (including without limitation amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding) (all hereinafter in this Section
5.6 called "claims"), other than claims arising from Mortgagee's own gross negligence, willful misconduct or bad faith, made against or incurred by them or any of them as a consequence, either before or after the payment in full of the Indebtedness, of (i) the breach by Mortgagor of any covenant, representation or warranty contained in this Mortgage, (ii) any violation of law by Mortgagor, or
(iii) the assertion that Mortgagor and/or Trustee received Hydrocarbons, helium and/or other minerals herein assigned or the proceeds thereof claimed by third persons. The Trustee and Mortgagee shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or either of them shall have the right to pay or compromise and adjust all such claims. Mortgagor will indemnify and pay to the Trustee or Mortgagee any and all such amounts as may be paid in respect of such claims or as may be successfully adjudged against Mortgagee and the Trustee or either of them. The obligations of Mortgagor as hereinabove set forth in this Section 5.6 shall survive the release of this instrument.


                                   ARTICLE VI
                               Events of Default

                   6.1 Events of Default. It shall constitute an "Event of Default" hereunder if an "Event of Default" occurs under the terms and provisions of the Loan Agreement.

                   6.2 Effect of Event of Default. If an Event of Default shall occur and be continuing:

                          (a)  Mortgagee may, subject to and in accordance with
the terms of the Loan Agreement, by notice in writing to Mortgagor declare the principal of and accrued interest on the Note and all other outstanding Indebtedness secured hereby to be immediately due and payable whereupon the Note and all other outstanding Indebtedness shall become and be immediately due and payable, in each instance without (except for any grace and notice expressly provided for in the Loan Agreement) grace, demand, presentment for payment, protest or notice of any kind to Mortgagor or any other person (including, but not limited to, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived; and

                          (b)  Mortgagee may proceed to enforce its rights
hereunder.


                                  ARTICLE VII
                            Enforcement of Remedies

                   7.1 Power of Sale of Real Property Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee is hereby authorized and empowered to sell or offer for sale any part of the Mortgaged Property, with or without having first taken possession of same, to the highest bidder for cash at public auction.
Such sale shall be made at the courthouse of the county in which the Mortgaged Property or any part thereof is situated, as herein described, between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of any month, beginning within three (3) hours of the time provided in the notices described herein, after posting a written or printed notice or notices of the place, the earliest time at which the sale will begin and the terms of the sale, and the portion of the Mortgaged Property to be sold, by posting (or having some person or persons acting for the Trustee post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made, and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county such property shall be sold. In addition to such posting of notice, Mortgagee, the Trustee or other holder of the Indebtedness hereby secured (or some person or persons acting for the Trustee, Mortgagee or other such holder) shall, at least twenty-one (21) days preceding the date of sale, file a copy of such notice(s) in the office of the county clerk in each of such counties and serve or cause to be served written notice of the proposed sale by certified mail on Mortgagor and on each other debtor, if any, obligated to pay the Indebtedness hereby secured according to the records of Mortgagee. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to Mortgagor and such other debtors at their most recent address or addresses as shown by the records of Mortgagee in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. Mortgagor agrees that no notice of any sale, other than as set out in this paragraph, need be given by the Trustee, Mortgagee or any other person. Mortgagor hereby designates as its address for the purpose of such notice, the address set out on the signature page hereof and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to Mortgagee or other holder of the Indebtedness secured hereby at the address for Mortgagee set out herein (or to such other address as Mortgagee or other holder of the Indebtedness secured hereby may have designated by notice given as above provided to Mortgagor and such other debtors). Any such notice of change of address of Mortgagor or other debtors or of Mortgagee or other holders of the Indebtedness secured hereby shall be effective three (3) business days after such deposit if such post office official depository is located in the State of Texas, otherwise to be effective upon receipt. Mortgagor authorizes and empowers the

Trustee to sell the Mortgaged Property in lots or parcels or in its entirety as the Trustee shall deem expedient and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of warranty by Mortgagor, subject only to Permitted Liens, and Mortgagor binds itself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient and one or more such sales may be conducted in the same month or in successive or different months as the Trustee may deem expedient.

                   7.2 Rights of the Trustee with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code as adopted in the State of Texas, including, but not limited to, (i) the right to proceed as to both the real and the personal property covered hereby in accordance with the Trustee's rights and remedies in respect of the real property covered hereby and (ii) the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose the Trustee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Trustee may require Mortgagor to assemble such personal property and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first class mail, postage prepaid, to Mortgagor at the address shown below the signatures at the end of this instrument at least five (5) Business Days before the time of the sale or disposition.

                   7.3 Rights of the Trustee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

                   7.4 Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Trustee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

                   7.5 Possession of the Mortgaged Property. It shall not be necessary for the Trustee to have physically present or constructively in his possession at any sale held by the Trustee or by any court, receiver or public officer any or all of the Mortgaged Property, and Mortgagor shall deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and, if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

                   7.6 Certain Aspects of a Sale. Mortgagee shall have the right to become the purchaser at any sale held by the Trustee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Note after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

                   7.7 Receipt of Purchaser. Upon any sale, whether made under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefore, be obliged to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application thereof.

                   7.8 Effect of Sale. Any sale or sales of the Mortgaged Property or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, Mortgagor, if requested by the Trustee or Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

                   7.9 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, whose application has not elsewhere herein been specifically provided for, shall be applied as follows:

            First: to the payment of all expenses incurred by the Trustee or Mortgagee incident to the enforcement of this Mortgage, the Notes or any of the Indebtedness including, without limiting the generality of the foregoing, all expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and legal fees and expenses and a reasonable fee to the Trustee;

            Second: to the payment of all other costs, charges, expenses, liabilities and advances incurred or made by the Trustee or Mortgagee under this Mortgage or in executing any trust or power hereunder;

            Third: to the payment of the Note and any other Indebtedness (other than Indebtedness described in "First" and "Second" above), with interest to the date of such payment, in such order and manner as set forth in the Loan Agreement; and

            Fourth: any surplus thereafter remaining shall be paid to Mortgagor or Mortgagor's successors or assigns, as their interests shall appear.

                   7.10 Mortgagor's Waiver of Rights of Marshalling, etc. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may do so, any and all right to have any of the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law in this Section 7.10 referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 7.10.

                   7.11 Costs and Expenses. All reasonable costs and out-of-pocket expenses (excluding expenses representing Mortgagee's administrative overhead and including, without limitation, reasonable attorneys' fees) incurred by the Trustee or Mortgagee in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the rate of interest accruing on the Note until paid, all of which shall constitute a portion of the Indebtedness, provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                   7.12 Operation of Property by the Trustee. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Trustee or Mortgagee, the Trustee (or any person, firm or corporation designated by the Trustee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in his place and stead. The Trustee, or any person, firm or corporation designated by the Trustee, may operate the same without any liability to Mortgagor in connection with such operations, except for its gross negligence or willful misconduct in the operation of such properties, and the Trustee or any person, firm or corporation designated by the Trustee, shall have the right and power, but shall not be obligated, to collect, receive and issue a receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduit and power, to enter work over operations, drill additional wells and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Mortgagor.


                                  ARTICLE VIII
                               Security Agreement

                   Without limiting any of the provisions of this instrument, to secure the Indebtedness, Mortgagor, as Debtor (referred to in this Article VIII as "Debtor"), hereby expressly GRANTS, ASSIGNS, TRANSFERS and SETS OVER unto Mortgagee, as Secured Party (referred to in this Article VIII as "Secured Party," whether one or more), a lien upon and a security interest in all the Mortgaged Property, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the Mortgaged Property, insofar as such property consists of equipment, deposit accounts, contract rights, instruments, general intangibles, inventory, Hydrocarbons, helium and/or other minerals, fixtures and any and all other personal property of any kind or character (including both those now and those hereafter existing) to the full extent that such property may be subject to the Uniform Commercial Code of the state or states where such property is located, but expressly excluding any and all Equipment, Inventory and Receivables (said Mortgaged Property, fixtures, contract rights, instruments, general intangibles, deposit accounts, inventory, Hydrocarbons, helium and/or other minerals, and equipment, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the foregoing property, but expressly excluding any and all Excluded Equipment, Inventory and Receivables, being hereinafter collectively referred to as the "Collateral" for the purposes of this Article VIII). The lien and security interest created by this Mortgage attaches upon the delivery hereof. Debtor covenants and agrees with Secured Party that:

                   (a) In addition to and cumulative of any other remedies granted in this instrument to Secured Party or to the Trustee, Secured Party may, upon the occurrence and during the continuance of an Event of Default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the Indebtedness in accordance with Section 7.9 hereof.

                          (b)    Upon the occurrence and during the continuance
of any Event of Default, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned (other than damages arising from the gross negligence, willful misconduct or bad faith of Secured Party) and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. Debtor waives, to the maximum extent permitted by law, any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including without limitation, its rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Indebtedness is to be paid or performed by a person other than Debtor, Debtor waives and agrees not to insert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code.

                          (c)    To the maximum extent permitted by law, Debtor
expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is mailed, postage prepaid, to Debtor at the address shown with Debtor's signature hereinbelow at least five (5) Business Days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Such notice, in case of a public sale or disposition, shall state the time and place fixed for such sale or disposition and, in case of a private sale or disposition, shall state the date after which such sale or disposition is to be made.

                          (d)    Any public sale of the Collateral shall be
held at such time or times within ordinary business hours at such places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

                          (e)    Secured Party shall not be obligated to make
any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

                          (f)    In case of any sale of all or any part of the
Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                          (g)    Upon the occurrence and during the continuance
of an Event of Default, Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof and to hold the same as security for the Indebtedness, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to apply the same toward payment of the Indebtedness, whether or not then due, in accordance with Section 7.9 hereof. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived to the maximum extent permitted by law.

                          (h)    All recitals in any instrument of assignment
or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                          (i)   Upon the occurrence and during the continuance
of an Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the Indebtedness.

                          (j)    Should Secured Party elect to exercise its
rights under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party, Mortgagee or the Trustee from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

                          (k)    Secured Party may, at its election, at any
time after delivery of this instrument, sign one or more photocopies hereof in order that such photocopies may be used as a financing statement under said Uniform Commercial Code. Such signature by Secured Party may be placed between the last sentence of this instrument and Debtor's acknowledgement or may follow Debtor's acknowledgement. Secured Party's signature need not be acknowledged and is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement.

                          (l)    Except for Permitted Liens or as otherwise
permitted by the Loan Agreement, so long as any amount remains unpaid on the Indebtedness, Debtor will not execute nor file in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

                          (m)    Secured Party is authorized to file, in any
jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording this or any other instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable. The addresses of Debtor and Secured Party are those addresses set forth for Mortgagor and Mortgagee, respectively, on the cover page of this Mortgage.

                          (n)    Without in any manner limiting the generality
of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands; (ii) the security interests created hereby under applicable provisions of the Uniform Commercial Code of one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons or the accounts (other than Receivables) resulting from the sale thereof at the wellhead or minehead located on the Lands; and (iii) this instrument is to be filed of record in the real estate records as a financing statement.

                          (o)    Debtor hereby irrevocably designates and
appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Mortgage and taking any action and executing any instrument that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is effective without further action of Mortgagor or Mortgagee upon the occurrence and during the continuance of an Event of Default (but the determination of an Event of Default by Secured Party shall as to all parties for the purposes hereof be conclusive as to the occurrence of an Event of Default) and is irrevocable and coupled with an interest.

                          (p)    Without limiting the generality of the
foregoing, Debtor hereby irrevocably authorizes and empowers Secured Party, upon the occurrence and during the continuance of an Event of Default, at the expense of Debtor, at any time and from time to time (a) to ask, demand, receive, receipt, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to Debtor under or with respect to the Collateral; (b) to endorse any drafts, checks, orders or other instruments for the payment of money payable to Debtor on account of the Collateral

(including any such draft, check, order or instrument issued by an insurance company payable jointly to Debtor and Secured Party); and (c) in the discretion of Secured Party, to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Mortgage or in furtherance of the purposes hereof, including any action which by the terms of this Mortgage is to be taken by Debtor. Nothing in this Mortgage shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times, other than to account for amounts or Collateral received.

                          (q)    Secured Party shall incur no liability as a
result of the sale of Collateral, or any part thereof, at any private sale. Debtor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

                          (r)    Without precluding any other methods of sale,
Debtor acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Collateral.


                                   ARTICLE IX
                                Other Agreements

                   9.1 Provisions Subject to Intercreditor Agreement. Notwithstanding anything to the contrary herein, until such time as the "Senior Obligations" (as defined in the Loan Agreement) are satisfied, discharged and paid in full, the provisions of this Mortgage (including, without limitation, Article V, Article VII and Article VIII hereof) are subject to the terms, covenants, conditions and provisions of the "Intercreditor Agreement" (as defined in the Loan Agreement). In the event of any inconsistency between the terms and provisions of this Mortgage and the Intercreditor Agreement, the terms, covenants, conditions and provisions of the Intercreditor Agreement shall prevail until such time as the Senior Obligations are satisfied and discharged in full.

                   9.2 Loan Agreement Prevails. In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Loan Agreement, the terms, covenants, conditions and provisions of the Loan Agreement shall prevail.


                                   ARTICLE X
                                 Miscellaneous

                   10.1 Pooling and Unitization. Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of the Leases and Lands, insofar as they are related to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of Mortgagor, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil shall not substantially exceed 160 acres, and any unit so formed for the production of gas shall not exceed 640 acres, unless a larger area is required to conform to any applicable law or governmental order or regulation relating to the spacing of wells or to obtain the maximum, allowable production under any applicable law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof or in such proportion as is prescribed by applicable law. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Upon the written request of Mortgagee, as to all such units theretofore formed, and thereafter formed, immediately after formation of any such unit, Mortgagor shall furnish to Mortgagee a true copy of the pooling agreements, declarations of pooling or other instruments creating such units, in such number of counterparts as Mortgagee may reasonably request. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Mortgagor therein were specifically described in Exhibit A hereto. Notwithstanding the foregoing, Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

                   10.2 Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of a Trustee, a successor Trustee or Trustees may be appointed by Mortgagee from time to time by instrument of substitution complying with any applicable requirements of law and, in the absence of any such requirement, without other formality than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and, upon the making of any such appointment and designation, this conveyance shall vest in the named successor Trustee or Trustees all the estate and title of the prior Trustee or Trustees in all of the Mortgaged Property, and such successor Trustee or Trustees shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein. All references herein to the Trustee shall be deemed to refer to the Trustees from time to time acting hereunder.

                   10.3 Legal Proceedings by and against Trustee. The Trustee shall not be required to take any action for the enforcement of this instrument or the exercise of any rights or remedies hereunder or to appear in or defend any action, suit or other proceeding in connection therewith, where, in the opinion of the Trustee, such action will be likely to involve him in expense or liability, unless the Trustee be tendered security and indemnity satisfactory to him against cost, expense or liability in connection therewith.

                   10.4 Responsibilities of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this instrument or of any instrument supplemental hereto or to see to the payment of or be under any duty in respect to any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property or against Mortgagor or to see to the performance or observance by Mortgagor of any of the covenants or agreements herein contained. The Trustee shall not be responsible for the execution, acknowledgement or validity of this instrument or of any instrument supplemental hereto or of the Note or for the sufficiency of the security purported to be created hereby, and the Trustee makes no representation in respect thereof or in respect of those rights of the holder of any of the Note. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of such counsel. The Trustee shall not incur any personal liability hereunder except for his own gross negligence, willful misconduct or bad faith, and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder which is believed by him in good faith to be genuine.

                   10.5 Advances by Mortgagee or Trustee. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, then, if such failure is not remedied by Mortgagor within 30 days following notice thereof by Mortgagee, the Trustee or any receiver appointed hereunder may, but shall not be obligated to, make advances to perform the same in Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums upon demand plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Notes until paid or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate. No such advance shall be deemed to relieve Mortgagor from any default hereunder.

                   10.6 Defense of Claims. Mortgagor will notify the Trustee and Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Mortgaged Property, or any part thereof, and will take such action as may be necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby, and should Mortgagor fail or refuse to take any such action, the Trustee or Mortgagee may, upon giving prior written notice thereof to Mortgagor, take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee, or the Trustee on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Notes will, on demand, be reimbursed to Mortgagee, the Trustee or any receiver appointed hereunder; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                   10.7 Survival of Covenants and Liens. All of the covenants and agreements of Mortgagor set forth herein shall survive the execution and delivery of this Mortgage and shall continue in force until the Indebtedness is paid in full. Accordingly, if Mortgagor shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this conveyance shall become null and void and shall be released in due form, upon Mortgagor's written request and at Mortgagor's expense; otherwise, it shall remain in full force and effect. No release of this conveyance or the lien thereof shall be valid unless executed by Mortgagee.

                   10.8 Renewals and Other Security. Renewals and extensions of the Indebtedness may be given at any time, and Mortgagee may take or may now hold other security for the Indebtedness without notice to or consent of Mortgagor. The Trustee or Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a perfected lien upon the Mortgaged Property not expressly released until the Indebtedness secured hereby is fully paid.

                   10.9 Instrument an Assignment, Etc. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, hypothecation, contract, deed of trust, mortgage, conveyance, financing statement, real estate mortgage, pledge or security agreement, and from time to time as any one or more thereof.

                   10.10 No Usury Intended. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary contained herein, in the Note, or in any of the documents securing or relating to any Indebtedness, in no event shall this instrument, the Note, or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with this instrument or the Note or in any of the documents securing or relating to any Indebtedness, or in any communication by Mortgagee or any other person to

Mortgagor or any other person, or in the event all or part of the Indebtedness shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this instrument or the Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this Section shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this Section shall be credited against the then unpaid principal balance hereof with the excess, if any, refunded to Mortgagor, and
(iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this instrument and the Notes. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

                   10.11 Separability. If any provision hereof or of the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                   10.12 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                   10.13 Binding Effect. This instrument is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of the Trustee, his successors and assigns and Mortgagee and its successors and assigns, and the provisions hereof shall likewise constitute covenants running with the land.

                   10.14 Article and Section Headings. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this instrument or used in its interpretation.

                   10.15 Counterparts. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical except that, to facilitate recordation, in any particular counterpart portions of Exhibit A which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted.

                   10.16 Notices. Except as otherwise provided in the Loan Agreement or herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested and addressed to Mortgagor at the address shown below the signatures at the end of this Mortgage or to such different address as Mortgagor shall have designated by written notice received by Mortgagee or the Trustee.

                   10.17 Amendments, Modifications and Waivers, Etc. Except as provided in Section 10.2, this instrument may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by Mortgagor and Mortgagee. Any alleged amendment, revision, discharge, release or termination which is not so documented shall not be effective as to any party. No waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                   10.18 Survival of Agreements. All representations and warranties of Mortgagor herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Mortgage shall survive such date or dates. All covenants and obligations in this Mortgage are intended by the parties to be, and shall be construed as, covenants running with the Lands.

                   10.19 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Texas.

                   10.20 Subrogation. The Indebtedness represents funds utilized to satisfy certain outstanding indebtedness and obligations secured by liens, rights and/or claims against the Mortgaged Property or any part thereof, and therefore Mortgagee shall be subrogated to any and all liens, rights, superior titles and equities owned or claimed by the holder of any such outstanding indebtedness or obligation so satisfied, regardless of whether said liens, rights, superior titles and equities are assigned to the Mortgagee by the holder(s) thereof or released. Mortgagee shall be subrogated to all covenants and warranties heretofore given or made with respect to the Mortgaged Property.

                   IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement on the date and year first set forth above.

The address of the                         MORTGAGOR:
Mortgagor/Debtor is:
                                           TRANSTEXAS GAS CORPORATION,
1300 North Sam Houston                     a Delaware corporation
  Parkway East, Suite 200
Houston, Texas 77032

                                           By:
                                              ---------------------------------
                                               Name:
                                               Title:

                           [ADD ACKNOWLEDGEMENT FORM]

                                   EXHIBIT A

                                LANDS AND LEASES

                                   EXHIBIT B

                       FEE INTERESTS EXCLUDED FROM LANDS

                           ACT OF MORTGAGE, SECURITY
                       AGREEMENT AND FINANCING STATEMENT

                           DATED AS OF JUNE 13, 1997,
                                       BY
                           TRANSTEXAS GAS CORPORATION
                             (MORTGAGOR AND DEBTOR)
                         Taxpayer I.D. No.:  76-0401023

                                       TO

                        TRANSAMERICAN ENERGY CORPORATION
                         (MORTGAGEE AND SECURED PARTY)
                         Taxpayer I.D. No.: 76-0441642


                 The mailing address of the above-named Mortgagee and Secured Party is 1300 North Sam Houston Parkway East, Suite 310, Houston, Texas 77032,
Attn: Douglas J. Widlaski; and the mailing address of Mortgagor and Debtor is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, Attn:
Douglas J. Widlaski.

                 THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

                 ATTENTION OF RECORDING OFFICERS: This instrument is a Mortgage of both immovable and movable property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A attached hereto.

                    Recorded counterparts should be sent to:

                        Firstar Bank of Minnesota, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota  55101
                     Attention: Corporate Trust Department

                           ACT OF MORTGAGE, SECURITY
                       AGREEMENT AND FINANCING STATEMENT


                 BE IT KNOWN that on this ____ day of June, 1997, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of Texas, and in the presence of the undersigned competent witnesses:

                 PERSONALLY CAME AND APPEARED, TRANSTEXAS GAS CORPORATION, a Delaware corporation ("Mortgagor"), appearing herein through and represented by __________________________________, its _____________________________, duly authorized by virtue of Resolutions of the Board of Directors of Mortgagor, a certified copy of which is attached hereto and made a part hereof, who, being duly sworn, did declare and say as follows:


                                    RECITALS

                 Mortgagor and TransAmerican Energy Corporation, a Delaware corporation (together with its successors or assigns, "Mortgagee"), are entering into that certain Loan Agreement, dated as of June 13, 1997 (as amended or modified and in effect from time to time, the "Loan Agreement").

                 Pursuant to and on the terms and conditions set forth in the Loan Agreement, Mortgagee is making a loan to Mortgagor in the aggregate principal amount of $450,000,000 (the "Loan").

                 Mortgagor is entering into this Mortgage pursuant to its obligations under the Loan Agreement and for the purpose, among other things, of securing and providing for the repayment of the Loan.


                                   ARTICLE I
                                  Definitions

                 1.1 Certain Defined Terms. Unless the context otherwise requires, as used in this Mortgage and all amendments, extensions, modifications, renewals, supplements or waivers hereof or hereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

                 "Business Day" shall have the meaning assigned to that term in the Loan Agreement.

                 "Collateral" shall have the meaning set out in Article VIII of this Mortgage.

                 "Debtor" shall have the meaning set out in Article VIII of this Mortgage.

                 "Equipment" shall mean all of Mortgagor's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock and related equipment and other assets accounted for as equipment by Mortgagor on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting a part of a natural gas pipeline or the compression or dehydration equipment used in the operation of any such pipeline.

                 "Event of Default" shall have the meaning assigned to that term in Section 6.1.

                 "Highest Lawful Rate" shall have the meaning ascribed thereto in the Loan Agreement.

                 "Hydrocarbons" shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline and natural gasoline and all other minerals.

                 "Indebtedness" shall mean the following indebtedness, obligations and liabilities of Mortgagor (and any extensions, renewals, refundings, increases, substitutions, replacements, consolidations, modifications or rearrangements of such indebtedness, obligations or liabilities, whether or not Mortgagor executes any extension agreement or renewal instrument):

                          (a)  all amounts advanced or expended by Mortgagee in
its capacity as lender under the Loan Agreement or under or in connection with this

Mortgage, all reasonable costs and out-of-pocket expenses (excluding expenses representing administrative overhead) at any time and from time to time incurred by Mortgagee in connection with the administration and/or enforcement of this Mortgage or the Loan Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by Mortgagee in connection therewith), and all sums due or to become due to Mortgagee at any time and from time to time hereunder or under the Loan Agreement;

                          (b)  all principal, premiums, accrued interest and
any other sums now or hereafter owing on the Loan pursuant to the terms of the Note; and,

                          (c)  all other amounts payable by Mortgagor under the
Loan Agreement.

                 "Inventory" shall mean all of Mortgagor's now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory by Mortgagor on its financial statements (excluding any Subject Minerals), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

                 "Lands" shall mean that immovable property referred to or covered by the Leases described in Exhibit A hereto, or the description of which is incorporated in Exhibit A by reference to any other instrument or document.

                 "Leases" shall mean those Oil and Gas Leases described in Exhibit A hereto, together with any and all other Oil and Gas Leases or leasehold estates pooled or unitized therewith, in which, or in any portion of which, Mortgagor has an interest, now owned or hereafter acquired, as well as any extensions, renewals or replacements of or for any of the foregoing.

                 "Lobo Reserves" shall mean those reserves identified on the Reserve Report as being located in the Lobo Trend Area Field.

                 "Material Production Sale Contracts" shall mean Production Sale Contracts that, individually or in the aggregate, are material to the conduct or value of Mortgagor's business.

                 "Mortgage" shall mean this Act of Mortgage, Security Agreement and Financing Statement, as same may from time to time be amended or modified and in effect.

                 "Mortgaged Property" shall have the meaning set out in Article II to this Mortgage.

                 "Mortgagee" shall have the meaning assigned to that term in the recitals of this Mortgage.

                 "Mortgagor" shall have the meaning assigned to that term in the introduction to this Mortgage.

                 "Note" shall mean that certain Promissory Note, dated as of June 13, 1997, in the original principal amount of $450,000,000 by Mortgagor payable to Mortgagee, as amended, modified, supplemented, restated, renewed, extended or increased in amount from time to time.

                 "Oil and Gas Leases" shall include oil and gas leases and oil, gas and mineral leases and shall also include subleases and assignments of operating rights.

                 "Operating Equipment" shall mean Mortgagor's interest in all movable property, surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, drill pipe, mud pumps, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the Lands or Leases or on a unit including all or part of the Lands or Leases or now or hereafter used, held for use or useful in connection with the exploration, development, operation, production, treatment, storage, processing or transportation of Hydrocarbons, helium and/or other minerals produced or to be produced from or attributable to the Lands or Leases, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumps, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, boilers, meters, apparatus, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, fixtures and other appurtenances, appliances and property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessories and attachments thereto and replacements thereof.

                 "Permitted Liens" shall have the meaning assigned to that term in the Loan Agreement.

                 "Production Sale Contracts" shall mean all contracts now or hereafter in effect, including, without limitation, any gas sales contracts, entered into by Mortgagor, or Mortgagor's predecessors in interest, for the production, sale, purchase, exchange or processing of Hydrocarbons, helium and/or other minerals produced from or attributable to the Subject Interests.

                 "Receivables" shall mean any and all of Mortgagor's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

                 "Reserve Report" shall have the meaning ascribed thereto in
Section 3.1 hereof.

                 "Secured Party" shall have the meaning set out in Article VIII of this Mortgage.

                 "Subject Interests" shall mean each kind and character of right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in, under or to the Leases and all right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in and to the Lands, together with each kind and character of right, title, interest or estate now or hereafter vested in Mortgagor in and to any and all overriding royalty interests, mineral interests, leasehold interests, mineral rights, royalty interests, net profits interests, oil payments, production payments, carried interests and all other properties or interests of every kind or character which relate to any of the Lands or Leases, whether such right, title, interest or estate be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a revenue sharing agree-ment, a division order, a transfer order, a farmout agreement, a fee simple conveyance or any other type of contract, conveyance or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of same are subject.

                 "Subject Minerals" shall mean all Hydrocarbons, helium and/or other minerals in, under, upon, produced or to be produced or which may be produced, saved and sold from and which shall accrue and be attributable to the Subject Interests, including, without limitation, all oil in tanks and all rents, royalties, issues, profits, proceeds, products, revenues, and other income arising from or attributable to the Subject Interests and Mortgagor's interest therein.

                 "Vehicles" shall mean all trucks, automobiles, trailers and other vehicles covered by a certificate of title.


                                   ARTICLE II
                                    Mortgage

                 2.1 Mortgage. To secure the full and punctual payment of the Indebtedness and to secure the performance of the covenants, agreements and obligations of Mortgagor contained herein, in the Loan Agreement and in all other security documents executed in accordance therewith (collectively, with the Indebtedness sometimes referred to herein as the "Obligations"), Mortgagor, has mortgaged, pledged and hypothecated, and by these presents, except to the extent that the same constitute Equipment, Inventory or Receivables, does hereby mortgage, pledge, assign and hypothecate, unto Mortgagee, and further grants a security interest to Mortgagee in, all of Mortgagor's rights, titles, interests and estates in, to, under, derived from or with respect to all of the following described property, whether now owned or hereafter acquired, namely:

                          (a)  the Subject Interests;

                          (b)  the Subject Minerals;

                          (c)  the Production Sale Contracts;

                          (d)  the Operating Equipment;

                          (e)  the Leases and the Lands;

                          (f)  all unitization, communitization, operating
agreements, pooling agreements and declarations of pooled units and the properties covered and the units created thereby (including all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency providing for pooling or unitization, spacing orders or other well permits and other instruments) which relate to or affect all or any portion of the Subject Interests;

                          (g)  all accounts receivable and other accounts,
contract rights, operating rights, general intangibles, chattel paper, documents and instruments arising under any of the foregoing;

                          (h)  all subleases, farmout agreements, assignments
of interests, assignments of operating rights, contracts, operating agreements, bidding agreements, advance payment agreements, rights-of-way, surface leases, franchises, servitudes, privileges, permits, licenses, easements, tenements, hereditaments, improvements, appurtenances and benefits now existing or in the future obtained and incident and appurtenant to any of the foregoing;

                          (i)  all lease records, well records, production
records and accounting and other records and files which relate to any of the foregoing, and all maps, data bases, manuals, information and data which relate to any of the foregoing, including without limitation engineering, geological and geophysical data;

                          (j)  any liens and security interests in the Subject
Interests in favor of Mortgagor securing payment of proceeds from the sale of the Subject Minerals including, but not limited to, those liens and security interests provided for in the Louisiana Commercial Laws;

                          (k)  all other rights, titles and interests of
Mortgagor in, to and under or derived from the Lands, the Leases, the Production Sale Contracts and/or other properties described in Exhibit A hereto;

                          (l)  any property that may from time to time
hereafter, by delivery or by writing of any kind executed by or on behalf of Mortgagor, be subjected to the lien and security interest hereof by Mortgagor or by anyone authorized on Mortgagor's behalf, and Mortgagee is hereby authorized to receive the same as additional security;

                          (m)  all other property of every nature and kind and
wheresoever situated, now owned or hereafter acquired by Mortgagor or to which Mortgagor is now or may hereafter be entitled at law or in equity; and

                          (n)  any and all proceeds, returns, rents, royalties,
issues, profits, products, revenues and other income arising from or by virtue of the sale, lease or other disposition of, or from any condemnation, eminent domain or insurance payable with respect to damage, loss or destruction of, the items described in subparagraphs (a) through (m) above;

together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for all of the foregoing property. All the aforesaid properties, rights and interests which are hereby subjected to the lien and/or security interest of this Mortgage, together with any additions thereto which may be subjected to the lien and/or security interest of this Mortgage by means of supplements hereto or otherwise, other than Equipment, Inventory and Receivables, shall hereinafter be referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and to its successors and assigns forever.


                                  ARTICLE III
             Particular Warranties and Representations of Mortgagor

                 Mortgagor hereby warrants and represents to Mortgagee, as of the date hereof, as follows:

                 3.1 Leases. With respect to Leases covering all wells and Lands to which value has been ascribed in that certain reserve report, prepared as of February 1, 1997 (the "Reserve Report"), by Netherland, Sewell & Associates, Inc., other than the Lobo Reserves: (a) the Leases are valid, subsisting leases as to all such wells and Lands, and are superior and paramount to all other Oil and Gas Leases respecting the properties to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases have been duly paid or provided for;
(b) the Leases are in full force and
effect; and (c) except as disclosed in writing by Mortgagor to Mortgagee, Mortgagor, and to the best of Mortgagor's knowledge all other parties to the Leases, have performed in all material respects all obligations required to be performed by them and are not in material default under nor in receipt of any claim of material default under any Lease, and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any Lease, and Mortgagor has no knowledge of any material breach or anticipated breach by the other parties to any Lease. The references to Permitted Liens in this Mortgage are made for the purpose of giving effect to the warranties of Mortgagor contained herein and are not intended to limit or restrict the description of the Mortgaged Property, nor is it intended that this Mortgage or the rights of Mortgagee hereunder shall be subject to, or encumbered by, the Permitted Liens. The warranties made by Mortgagor hereunder with respect to its title or interest in the Mortgaged Property shall not in any manner limit the quantum of interest effected by this Mortgage. It is intended that this Mortgage shall cover and affect Mortgagor's entire present and future interest in the Mortgaged Property, without regard to any recited warranted interest.

                 3.2 Documents. Each of the existing Material Production Sale Contracts is valid, binding and enforceable in accordance with its respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to creditor's rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as rights to indemnity thereunder may be limited by applicable law) and is in full force and effect, and no material default on the part of any party thereto exists thereunder. To the best knowledge of Mortgagor, all amounts due and payable in accordance with the terms of each Material Production Sale Contract have been duly paid or provided for and the obligations to be performed under each of the Material Production Sale Contracts have been duly performed, in all material respects in accordance with the terms of such contracts and any related agreements, and in conformity with all applicable laws, rules, regulations and orders of all courts and regulatory authorities having jurisdiction.

                 3.3 Title. Except for Permitted Liens, Mortgagor has (a) good and marketable title to, and is possessed of, that portion of the Mortgaged Property constituting real property, including, without limitation, those referenced in Exhibit A (it being understood that marketable title as used herein shall mean such title to real property as is customarily held in the oil and gas business) and

(b) good and sufficient title to the portion of the Mortgaged Property constituting personal property. Except as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof, Mortgagor has obtained reconveyances or reassignments of record title into Mortgagor of all production payments, limited working interests or similar interests conveyed by Mortgagor or Mortgagor's predecessor in title to various vendors and servicers with respect to any drilling program that has "paid out," as that term is defined in the respective drilling agreements, as may be necessary to vest in Mortgagor record title to the working interests and net revenue interests as set forth in the Reserve Report. Mortgagor owns, in the aggregate, net of Permitted Liens, not significantly more than the amount of undivided working interests and not significantly less than the amount of net revenue interests in the Leases set forth in the Reserve Report. For purposes of this Paragraph 3.3, "working interest" shall refer to Mortgagor's share of expense in the applicable Lease, well or drilling and production unit shown on the Reserve Report, and "net revenue interest" shall refer to Mortgagor's share of production from a Lease, well or production unit after satisfaction of all royalties, overriding royalties, production payments or similar non-operating interests. Each of the Material Production Sale Contracts is free from any material credit, deduction, allowance, defense, dispute, setoff, or counterclaim (other than current charges provided for in such instruments but not yet due and payable), and there is no extension or indulgence with respect thereto.

                 3.4 No Liens. Except for Permitted Liens, the Mortgaged Property is free of any and all claims, liens, charges, encumbrances, mortgages, security interests, contracts, agreements, options, preferential purchase rights or other restrictions or limitations of any nature or kind.

                 3.5 Power and Authority. Mortgagor has the full power and legal right to bargain, grant, sell, mortgage, assign, transfer, convey and grant a security interest in all of the Mortgaged Property, all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or party whomsoever or whatsoever, except as already obtained or to be obtained pursuant to the terms of the Loan Agreement.

                 3.6 Contracts. Mortgagor is not obligated by virtue of any prepayment under any Production Sale Contract or other contract providing for the sale by Mortgagor of Hydrocarbons, helium and/or other minerals, which contains a "take or pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements" to deliver

Hydrocarbons, helium and/or other minerals (amounting to a material portion of the Hydrocarbons, helium and/or other minerals covered hereby) at some future time without then or thereafter receiving full payment therefor.

                 3.7 No Governmental Approvals. Mortgagor warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this Mortgage and that no such approval or consent is necessary to authorize the observance or performance by Mortgagor of the covenants herein contained.

                 3.8 Producing Wells. All producing wells located on the Leases have been drilled, operated and produced in conformity in all material respects with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction and are subject to no material penalties on account of past production, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Lands.

                 3.9 Principal Place of Business; Tax Identification Number. The principal place of business and chief executive office of Mortgagor is located at 1300 North Sam Houston Parkway East, Suite 310, Houston, Texas 77032. The federal employer tax identification number of Mortgagor is 76-0401023.


                                   ARTICLE IV
                Particular Covenants and Agreements of Mortgagor

                 Mortgagor hereby covenants to and agrees with Mortgagee as follows:

                 4.1 Payment of the Indebtedness. Mortgagor will duly and punctually pay the principal of and interest on all of the Indebtedness, including each and every obligation owing under the Note as the same shall become due and payable under the Note and in accordance with the terms of the Loan Agreement.

                 4.2 Performance of Other Obligations. Mortgagor shall duly and punctually perform and keep all other Obligations required of Mortgagor pursuant to the terms hereof, of the Loan Agreement and of any other documents executed and delivered by Mortgagor in connection with the Loan Agreement.

                 4.3 Operation of Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Mortgagor is the operator of the Mortgaged Property, Mortgagor shall, at Mortgagor's own expense:

                          (a)  do all things necessary to keep unimpaired
Mortgagor's rights and remedies in or under the Mortgaged Property and, except as otherwise permitted hereby or in the Loan Agreement, shall not (i) abandon any well or forfeit, surrender, release or default under (other than any default that, individually or in the aggregate with all other such defaults, would not have a material adverse effect on Mortgagor's business) any Lease or any Production Sale Contract (except to the extent that any such Production Sale Contract constitutes a Receivable), or in the event Mortgagor is not the operator, shall use its best efforts to prevent any of the above, unless undertaken in the ordinary course of business or (ii) abandon, sell, convey, assign, lease or otherwise transfer any right, title or interest of Mortgagor under the Production Sale Contracts (except to the extent that such Production Sales Contracts constitute Receivables), or consent to any of the foregoing, directly or indirectly;

                          (b)  except as otherwise permitted in the Loan
Agreement, perform or cause to be performed, except where any failure to so perform or cause to be performed would not, individually or in the aggregate with all other such failures, have a material adverse effect or Mortgagor's business, each and all covenants, agreements, terms, conditions and limitations imposed upon Mortgagor or its predecessors in interest and expressly contained in (i) the Leases, any Production Sale Contract, and any instrument or document relating thereto, and (ii) any assignment or other form of conveyance, under or through which the Leases or an undivided interest therein are now held, and perform or cause to be performed all implied covenants and obligations imposed upon Mortgagor in connection with the Leases, any Production Sale Contract or any document or instrument relating thereto;

                          (c)  cause, or in the event Mortgagor is not the
operator of the Subject Interests, use its best efforts to cause, the Subject Interests to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons, helium and/or other minerals, as applicable, in a good and workmanlike manner as would be operated by a prudent operator and in compliance with all applicable operating agreements and contracts, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith in such a manner as not to jeopardize Mortgagee's rights in and to the Subject Interests;

                          (d)  except as otherwise permitted in the Loan
Agreement, cause to be paid, promptly as and when due and payable, except where the failure to make any such payments would not, individually or in the aggregate, have a material adverse effect on Mortgagor's business, (i) all rentals, delay rentals, royalties and indebtedness payable in respect of the Subject Interests, and all expenses incurred in or arising from the operation or development of the Subject Interests, or, in the event Mortgagor is not the operator, shall use its best efforts to cause each of the foregoing to be paid and (ii) all amounts due and payable in accordance with the terms of each Production Sale Contract;

                          (e)  cause the Operating Equipment necessary for the
Mortgagor's business operations to be kept in good and effective operating condition (reasonable wear and tear excepted), and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons, helium and/or other minerals, as applicable, from the Subject Interests, to be promptly made;

                          (f)  except for Permitted Liens or as otherwise
permitted by the Loan Agreement, cause the Mortgaged Property or any part thereof or the rents, issues, revenues, profits and other income therefrom to be kept free and clear of all claims, liens, charges, mortgages, security interests, encumbrances or other restrictions or limitations of any nature or kind;

                          (g)  maintain insurance for the Mortgaged Property in
accordance with the requirements of the Loan Agreement;

                          (h)  comply with, or cause to be complied with, in
all material respects, or, if Mortgagor is not the operator of the Mortgaged Property, use its best efforts to cause to be complied with, in all material respects, all applicable and valid laws, rules and regulations of the United States, the State of Louisiana or any other governmental body exercising jurisdiction, with respect to the operation and development of the Lands and the production and sale of Hydrocarbons, helium and/or other minerals, as applicable, therefrom; and

                          (i)  deliver, or cause to be delivered, to Mortgagee
a copy of any notice, demand or other communication from any other party to the Leases or any Production Sale Contract, relating to any alleged, potential or actual material breach thereunder or material breach of any of the covenants, agreements, terms, or limitations thereof or purporting to terminate or in any other way adversely affect the rights of Mortgagor thereunder.

                 4.4 Taxes. Subject to Mortgagor's right to contest same as provided in the Loan Agreement, Mortgagor will pay or cause to be paid, before delinquent, all lawful taxes, assessments and other charges of every kind and character imposed upon this Mortgage or upon the Mortgaged Property or any part thereof or upon the interest of Mortgagee therein (excluding taxes upon the income of Mortgagee), or upon the income, rents, issues, revenues, profits or other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons, helium or other minerals therefrom, or the operation and development thereof.

                 4.5 Recording, Etc. Mortgagor will promptly and at Mortgagor's expense record, register, deposit and file this Mortgage and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to perfect, preserve, protect and renew the lien and security interest hereof as a recorded lien on the immovable property and fixtures now or hereafter comprising the Mortgaged Property and perfected security interest on movable property and fixtures now or hereafter comprising the Mortgaged Property as the case may be and the rights and remedies of Mortgagee hereunder, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of the State of Louisiana or of the United States of America or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest created by this Mortgage and the perfection and priority thereof.

                 4.6 Sale or Mortgage of Mortgaged Property. Except for Permitted Liens and as otherwise permitted by the Loan Agreement, Mortgagor will not sell, convey, mortgage, pledge, assign, abandon or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of Mortgagor's rights, titles, interests or estates therein without first securing the express written consent of Mortgagee.

                 4.7 Records, Statements and Reports. Mortgagor will keep proper books of record and account in which complete and correct entries will be made of Mortgagor's transactions in accordance with generally accepted accounting principles.

                 4.8 Right of Entry and Inspection of Books. Mortgagee and the agents of Mortgagee are hereby authorized (a) to the extent Mortgagor has authority to do so, to enter upon the Lands, and all parts thereof, for the purposes of investigating and inspecting the condition and operation thereof,
(b) to examine the books of account of Mortgagor, and (c) to discuss the affairs, finances or accounts of Mortgagor and be advised as to the same by any officer of Mortgagor, all at such reasonable times or intervals as Mortgagee may desire.

                 4.9 Qualification to Do Business; Maintenance of Existence. Mortgagor will (a) continue to be in good standing and duly qualified to transact business in the State of Louisiana and (b) maintain its corporate existence, except as otherwise permitted by the Loan Agreement.

                 4.10 Expenses. Mortgagor will promptly upon demand by Mortgagee pay all reasonable costs and out-of- pocket expenses heretofore or hereafter incurred by Mortgagee in connection with the enforcement of any of Mortgagee's rights hereunder.

                 4.11 Further Assurances. Mortgagor will execute and deliver such other and further instruments and will use its best efforts to do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this instrument, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or any part thereof other than Permitted Liens or in the execution and acknowledgment of this Mortgage, the Note or other document executed in connection herewith, (b) prompt execution and delivery of all division or transfer orders that in the opinion of Mortgagee are needed to transfer effectively to Mortgagee the assigned proceeds of production from the Subject Interests and (c) obtaining any necessary governmental approvals, including, without limitation, those of the State of Louisiana.

                 4.12 Adverse Claim. Mortgagor will warrant and forever defend, subject to the Permitted Liens, the title to the Mortgaged Property unto Mortgagee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor will maintain and preserve as first priority the lien and security interest created hereby so long as any of the Indebtedness remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, other than Permitted Liens, or upon the lien and security interest created by this Mortgage, Mortgagor agrees that it will immediately defend such adverse claim or take appropriate action to remove such cloud at Mortgagor's expense, and Mortgagor further agrees that after prior notice to Mortgagor, Mortgagee may take such other action as it deems advisable to protect and preserve its interests in the Mortgaged Property, and, in such event, Mortgagor will indemnify Mortgagee against any and all costs, attorneys' fees and other expenses which it or they may incur in defending against any such adverse claim or taking action to remove any such cloud.

                 4.13 Change of Taxpayer Identification Number; Relocation of Offices. Mortgagor shall not change its taxpayer identification number or relocate its principal place of business or chief executive office to a county or state other than that specified in Section 3.9 of this Mortgage or otherwise relocate any material portion of the movable property comprising part of the Mortgaged Property to a county/parish or state other than that where it is presently located or where, with respect to such property, Mortgagee has a perfected security interest, unless, prior to such relocation, Mortgagor (a) gives 30 days' prior written notice to Mortgagee, which notice shall include, without limitation, the new taxpayer identification number or the name of the county/parish and state into which such relocation is to be made and (b) prior to such change or relocation, executes and delivers all such additional documents and performs all additional acts (including causing filings of public record and paying all related fees and costs) as may be necessary or advisable in order to continue and maintain the existence and priority of Mortgagee's security interest in the movable property comprising part of the Mortgaged Property.

                 4.14 Notice of Pooling or Unitization. Except as otherwise provided in Section 9.1 hereof, Mortgagor will promptly notify Mortgagee in writing upon the first filing of any petition or request with any governmental or regulatory agency regarding any pooling or unitization arrangement pertaining to the Mortgaged Property or any part thereof, and any pooling or unitization arrangement which is imposed or which Mortgagor learns may be imposed on the Mortgaged Property or any part thereof, which would cause Mortgagor to suffer a significant reduction in income on a monthly basis from the Mortgaged Property.

                 4.15 Representations and Covenants Relating to Hazardous Materials.

                          (a)  Mortgagor is not in violation of any Federal,
state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants wastes toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation, as defined below would have a material adverse effect on Mortgagor. "Violation," as used herein, includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization. In addition, (a) except as previously disclosed in writing to Mortgagee, Mortgagor has not received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, alleging that Mortgagor is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply fully would have a material adverse effect on Mortgagor and (b) there are no circumstances that may prevent or interfere with such full compliance in the future, except where such failure to comply would not have a material adverse effect on Mortgagor's business.

                          (b)  To the knowledge of Mortgagor, there is no
claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by Mortgagor, or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against Mortgagor, except where such an Environmental Claim would not have a material adverse effect on Mortgagor.

                          (c)  To the knowledge of Mortgagor there are no past
or present actions, activities, circumstances, conditions, events or incidents, including without limitation, the release, emission, discharge, presence or disposal or any Material of Environmental Concern, that could form the basis of any Environmental Claim against Mortgagor, which Environmental Claim would have a material adverse effect on Mortgagor.

                                   ARTICLE V
                            Assignment of Production

                 5.1 Pledge and Assignment. Subject to the rights of the holders of any Permitted Liens prior to the lien of this Mortgage, as further security for the payment and performance of the Indebtedness, Mortgagor has pledged, transferred, assigned, warranted and conveyed and does hereby pledge, transfer, warrant and convey to Mortgagee, effective as of the date hereof, all of Mortgagor's rights, titles, interests and estates in, to and under the following property, except to the extent that any of the same constitute Equipment, Inventory or Receivables; all Hydrocarbons, helium and/or other minerals which are thereafter produced and which accrue to the Subject Interests, all products obtained or processed therefrom and all revenues and proceeds now or hereafter attributable to said Hydrocarbons, helium and/or other minerals and said products as well as any liens and security interests securing any sales of said Hydrocarbons, helium and/or other minerals. All parties producing, purchasing or receiving any such Hydrocarbons, helium and/or other minerals or products, or having such Hydrocarbons, helium and/or other minerals, products, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article, are authorized and directed to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such Hydrocarbons, helium and/or other minerals and all proceeds therefrom, and said parties and each of them shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds or payments received by it; provided, however, that, until Mortgagee or Mortgagor shall have instructed such parties to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom directly to Mortgagee (which such instructions may be given only after the occurrence and during the continuance of an Event of Default but the giving of such instructions shall as to all such parties be conclusive as to the occurrence of an Event of Default), such parties shall be entitled to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom to Mortgagor. Mortgagor agrees, subject to the rights of the holder of any Permitted Lien prior to the lien of the Mortgage, to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee and/or to have such Hydrocarbons, helium and/or other minerals delivered to Mortgagee. Mortgagee is fully authorized to receive and issue a receipt for said revenue and proceeds, to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with Section 5.2 hereof, and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. In the event that Mortgagee elects to take delivery of any such Hydrocarbons, helium or other minerals in kind, Mortgagee shall have the right to sell such Hydrocarbons, helium or minerals upon such terms as Mortgagee may desire, and to apply the proceeds of such sale as provided in Section 5.2 below.

                 5.2 Application of Proceeds. Any and all payments and sale proceeds received by Mortgagee pursuant to Section 5.1 hereof shall be placed in a cash collateral account with Mortgagee and on the first day of each month applied as follows:

         First: to the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds (and in the event Mortgagee shall have taken delivery in kind, to the costs and expenses of the sale of such Hydrocarbons, helium or other minerals); and

         Second:          then in accordance with the provisions of Section
                          7.9 below.

                 5.3 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagee shall have the right, at its election, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all reasonable costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.

                 5.4 Assignment Not a Restriction on Mortgagee's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment in full of the Indebtedness, regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

                 5.5 Status of Assignment. Notwithstanding the other provisions of this Article V, Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Hydrocarbons, helium, and/or other minerals herein assigned and the proceeds therefrom after the Note has been declared due and payable in accordance with the provisions of Section 6.2 hereof and to apply all of said proceeds as set forth in Section 5.2 hereof. Upon any sale of the Subject Interests or any part thereof pursuant to Article VII hereof, the Hydrocarbons, helium, and/or other minerals thereafter produced from the Subject Interests so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article V.

                 5.6 Indemnity. Mortgagor agrees to indemnify, defend and hold Mortgagee harmless against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (including without limitation amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding) (all hereinafter in this Section 5.6 called "claims"), other than claims arising from Mortgagee's own gross negligence, willful misconduct or bad faith, made against or incurred by it as a consequence, either before or after the payment in full of the Indebtedness, of
(i) the breach by Mortgagor of any covenant, representation or warranty contained in this Mortgage, (ii) any violation of law by Mortgagor, or (iii) the assertion that Mortgagee received Hydrocarbons, helium and/or other minerals herein assigned or the proceeds thereof claimed by third persons. Mortgagee shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, it shall have the right to pay or compromise and adjust all such claims. Mortgagor will indemnify and pay to Mortgagee any and all such amounts as may be paid in respect of such claims or as may be successfully adjudged against Mortgagee. The obligations of Mortgagor as hereinabove set forth in this Section 5.6 shall survive the release of this Mortgage.


                                   ARTICLE VI
                               Events of Default

                 6.1 Events of Default. It shall constitute an "Event of Default" hereunder if an "Event of Default" occurs under the terms and provisions of the Loan Agreement.

                 6.2 Effect of Event of Default. If an Event of Default shall occur and be continuing:

                          (a)  Mortgagee may, subject to and in accordance with
the terms of the Loan Agreement, by notice in writing to Mortgagor, declare the principal of and accrued interest on the Note and all other outstanding Indebtedness secured hereby to be immediately due and payable, whereupon the Note and all other outstanding Indebtedness shall become and be immediately due and payable, in each instance without (except for any grace and notice expressly provided for in the Loan Agreement) grace, demand, presentment for payment, protest or notice of any kind to Mortgagor or any other person (including, but not limited to, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived; and

                          (b)  Mortgagee may proceed to enforce its rights
hereunder.


                                  ARTICLE VII
                            Enforcement of Remedies

                 7.1 Event of Default; Confession of Judgment. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may at its option, without notice, demand, presentment or putting Mortgagor in default, all of which hereby are waived expressly by Mortgagor, declare the Indebtedness to be due and payable, without notice to Mortgagor, and may cause the Mortgaged Property to be seized and sold by executory process, or, at Mortgagee's option, Mortgagee may file suit in any court of competent jurisdiction and obtain judgment immediately by virtue of the confession of judgment herein contained, or, at Mortgagee's option, Mortgagee may proceed with enforcement of this Mortgage in any other manner provided by law. Mortgagor waives allotment, citation and all legal notices and delays and consents that said judgment may be rendered, signed and executed immediately, either in vacation or term time; in addition, Mortgagor waives the benefit of any and all laws or parts of laws relative to the advertisement and the appraisement of property seized and sold under executory or other legal process and consents that in the case of any sale under any method of foreclosure authorized by the terms of this Mortgage, the Mortgaged Property or any part thereof, may be sold in globo or in separate parcels, at the election of Mortgagee, at public auction or by private sale, to the highest bidder for cash or on such other terms as Mortgagee may elect. Mortgagor hereby waives (i) the benefit of appraisement provided for in Articles 2332,

2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (ii) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;
(iii) the notice of seizure provided for in Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (iv) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (v) all other laws providing rights of notice, demand, appraisement, or delay. Mortgagor expressly authorizes and agrees that Mortgagee shall have the right to appoint a keeper of such Mortgaged Property pursuant to the terms and provisions of La. R.S. 9:5131 et seq., and La. R.S. 9:5136 et seq., which keeper may be Mortgagee, any agent or employee thereof, or any other person, firm or corporation. Compensation for the services of the keeper is hereby fixed at five percent (5%) of the amount due or sued for or claimed or sought to be protected, preserved, or enforced in the proceeding for the recognition or enforcement of this Mortgage and shall be secured by the liens and security interests of this Mortgage. Mortgagor acknowledges the Indebtedness and the other Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon in favor of Mortgagee, if the Indebtedness or any other Obligation secured hereby is not paid as and when due, whether by acceleration or otherwise.

                 7.2 Rights of Mortgagee with Respect to Immovable Property Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, Mortgagee will have all rights and remedies granted by law, and particularly by the Louisiana Commercial Laws (La. R.S. 10:1 - 101 et seq.), including, but not limited to, (i) the right to proceed as to both the movable and the immovable property covered hereby in accordance with Mortgagee's rights and remedies in respect of the immovable property covered hereby and (ii) the right to take possession of all movable property constituting a part of the Mortgaged Property, and for this purpose Mortgagee may enter upon any premises on which any or all of such movable property is situated and take possession of and operate such movable property (or any portion thereof) or remove it therefrom. Mortgagee may require Mortgagor to assemble such movable property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to all parties. Unless such movable property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such movable property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to Mortgagor at the address shown on the cover page of this Mortgage at least five (5) Business Days before the time of the sale or disposition.

                 7.3 Rights of Mortgagee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to treat the fixtures constituting a part of the Mortgaged Property as either immovable property collateral or movable property collateral and proceed to exercise such rights as apply to such type of collateral.

                 7.4 Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

                 7.5 Possession of the Mortgaged Property. It shall not be necessary for Mortgagee to have physically present or constructively in its possession at any sale held by Mortgagee or by any court, receiver or public officer any or all of the Mortgaged Property, and Mortgagor shall deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and, if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

                 7.6 Certain Aspects of a Sale. Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Note after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

                 7.7 Receipt of Purchaser. Upon any sale, whether made under the Louisiana Commercial Laws or by virtue of judicial proceedings, the receipt of Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application thereof.

                 7.8 Effect of Sale. Any sale or sales of the Mortgaged Property or any part thereof, whether under the Louisiana Commercial Laws or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

                 7.9 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under Louisiana Commercial Laws or by virtue of judicial proceedings, whose application has not elsewhere herein been specifically provided for, shall be applied as follows:

         First: to the payment of all expenses incurred by Mortgagee incident to the enforcement of this Mortgage, the Note or any of the Indebtedness including, without limiting the generality of the foregoing, all expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and legal fees and expenses;

         Second: to the payment of all other costs, charges, expenses, liabilities and advances incurred or made by Mortgagee under this Mortgage or in executing any trust or power hereunder;

         Third: to the payment of the Note and any other Indebtedness (other than Indebtedness described in "First" and "Second" above), with interest to the date of such payment, in such order and manner as set forth in the Loan Agreement; and

         Fourth: any surplus thereafter remaining shall be paid to Mortgagor or Mortgagor's successors or assigns, as their interests shall appear.

                 7.10 Mortgagor's Waiver of Rights of Marshalling, etc. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may do so, any and all right to have any of the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law in this Section 7.10 referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 7.10.

                 7.11 Costs and Expenses. All reasonable costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and excluding expenses representing Mortgagee's administrative overhead) incurred by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the rate of interest then accruing on the Note until paid, all of which shall constitute a portion of the Indebtedness, provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                 7.12 Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on Mortgagee, Mortgagee (or any person, firm or corporation designated by Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in his place and stead. Mortgagee, or any person, firm or corporation designated by Mortgagee, may operate the same without any liability to Mortgagor in connection with such operations, except for its gross negligence or willful misconduct in the operation of such properties, and Mortgagee, or any person, firm or corporation designated by Mortgagee, shall have the right and power, but shall not be obligated, to collect, receive and issue a receipt for all Hydrocarbons, helium and/or other minerals produced and sold from said properties, to make repairs, purchase machinery and equipment, conduit and power, to enter work over operations, drill additional wells and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Mortgagor.


                                  ARTICLE VIII
                               Security Agreement

                 Without limiting any of the provisions of this Mortgage, to secure the Indebtedness and all other Obligations, Mortgagor, as Debtor (referred to in this Article VIII as "Debtor"), hereby expressly GRANTS, ASSIGNS, TRANSFERS and SETS OVER unto Mortgagee, as Secured Party (referred to in this Article VIII as "Secured Party," whether one or more), a lien upon and a security interest in all the Mortgaged Property, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the Mortgaged Property, insofar as such property consists of equipment, chattel paper accounts, contract rights, instruments, general intangibles, inventory, Hydrocarbons, helium and/or other minerals, fixtures and any and all other personal property of any kind or charac-ter (including both those now and those hereafter existing) to the full extent that such property may be subject to the Louisiana Commercial Laws, but expressly excluding any and all Equipment, Inventory and Receivables (said Mortgaged Property, fixtures, contract rights, instruments, general intangibles, accounts, inventory, Hydrocarbons, helium and/or other minerals, and equipment, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the foregoing property, but expressly excluding any and all Equipment, Inventory and Receivables being hereinafter collectively referred to as the "Collateral" for the purposes of this Article VIII). The lien and security interest created by this Mortgage attaches upon the delivery hereof. Debtor covenants and agrees with Secured Party that:

                          (a)  In addition to and cumulative of any other
remedies granted in this Mortgage to Secured Party, Secured Party may, upon the occurrence and during the continuance of an Event of Default, proceed under said Louisiana Commercial Laws as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Louisiana Commercial Laws, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Louisiana Commercial Laws after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the Indebtedness in accordance with Section 7.9 hereof.

                          (b)  Upon the occurrence and during the continuance
of any Event of Default, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned (other than damages arising from the gross negligence, willful misconduct or bad faith of Secured Party) and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including without limitation, its rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Indebtedness is to be paid or performed by a person other than Debtor, Debtor waives and agrees not to insert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code.

                          (c)  To the maximum extent permitted by law, Debtor
expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is mailed, postage prepaid, to Debtor at the address shown with Debtor's signature hereinbelow at least five (5) Business Days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Such notice, in case of a public sale or disposition, shall state the time and place fixed for such sale or disposition and, in case of a private sale or disposition, shall state the date after which such sale or disposition is to be made.

                          (d)  Any public sale of the Collateral shall be held
at such time or times within ordinary business hours at such places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

                          (e)  Secured Party shall not be obligated to make any
sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

                          (f)  In case of any sale of all or any part of the
Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                          (g)  Upon the occurrence and during the continuance
of an Event of Default, Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof and to hold the same as security for the Indebtedness, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to apply the same toward payment of the Indebtedness, whether or not then due, in accordance with Section 7.9 hereof. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived to the maximum extent permitted by law.

                          (h)  All recitals in any instrument of assignment or
any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                          (i)  Upon the occurrence and during the continuance
of an Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the Indebtedness.

                          (j)  Should Secured Party elect to exercise its
rights under said Louisiana Commercial Laws as to part of the movable property and fixtures described herein, this election shall not preclude Secured Party, Mortgagee from exercising the rights and remedies granted by the preceding paragraphs of this Mortgage as to the remaining personal property and fixtures.

                          (k)  Secured Party may, at its election, at any time
after delivery of this Mortgage, sign one or more photocopies hereof in order that such photocopies may be used as a financing statement under said Louisiana Commercial Laws. Such signature by Secured Party may be placed between the last sentence of this instrument and Debtor's acknowledgement or may follow Debtor's acknowledgement. Secured Party's signature need not be acknowledged and is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement.

                          (l)  Except for Permitted Liens or as otherwise
permitted by the Loan Agreement, so long as any amount remains unpaid on the Indebtedness,

Debtor will not execute nor file in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

                          (m)  Secured Party is authorized to file, in any
jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to said Louisiana Commercial Laws in form satisfactory to Secured Party, and will pay the cost of filing or recording this or any other instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable. The addresses of Debtor and Secured Party are those addresses set forth for Mortgagor and Mortgagee, respectively, on the cover page of this Mortgage.

                          (n)  Without in any manner limiting the generality of
any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands; (ii) the security interests created hereby under applicable provisions of the Louisiana Commercial Laws of one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons or the accounts (other than Receivables) resulting from the sale thereof at the wellhead or minehead located on the Lands; and (iii) this Mortgage may be filed of record in the real estate records as a financing statement.

                          (o)  Debtor hereby irrevocably designates and
appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Mortgage and taking any action and executing any instrument that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is effective without further action of Mortgagor or Mortgagee upon the occurrence and during the continuance of an Event of Default (but the determination of an Event of Default by Secured Party shall as to all parties for the purposes hereof be conclusive as to the occurrence of an Event of Default) and is irrevocable and coupled with an interest.

                          (p)  Without limiting the generality of the
foregoing, Debtor hereby irrevocably authorizes and empowers Secured Party, upon the occurrence and during the continuance of an Event of Default, at the expense of Debtor, at any time and from time to time (a) to ask, demand, receive, receipt, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to Debtor under or with respect to the Collateral; (b) to endorse any drafts, checks, orders or other instruments for the payment of money payable to Debtor on account of the Collateral (including any such draft, check, order or instrument issued by an insurance company payable jointly to Debtor and Secured Party); and (c) in the discretion of Secured Party, to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Mortgage or in furtherance of the purposes hereof, including any action which by the terms of this Mortgage is to be taken by Debtor. Nothing in this Mortgage shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times, other than to account for amounts or Collateral received.

                          (q)  Secured Party shall incur no liability as a
result of the sale of Collateral, or any part thereof, at any private sale. Debtor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

                          (r)  Without precluding any other methods of sale,
Debtor acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Collateral.

                          (s)  Debtor acknowledges the Indebtedness and the
other Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon in favor of Secured Party, if the Indebtedness or other Obligations secured hereby are not paid as and when due, whether by acceleration or otherwise.


                                   ARTICLE IX
                                Other Agreements

                 9.1 Provisions Subject to Intercreditor Agreement. Notwithstanding anything to the contrary herein, until such time as Mortgagor's obligations under the "Senior Loan Documents" (as defined in the Loan Agreement) are satisfied, discharged and paid in full, the provisions of this Mortgage (including, without limitation, Article V, Article VII and Article VIII hereof) are subject to the terms, covenants, conditions and provisions of the "Intercreditor Agreement" (as defined in the Loan Agreement). In the event of any inconsistency between the terms and provisions of this Mortgage and the Intercreditor Agreement, the terms, covenants, conditions and provisions of the Intercreditor Agreement shall prevail until such time as Mortgagor's obligations under the Senior Loan Documents are satisfied and discharged in full.

                 9.2 Loan Agreement Prevails. In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Loan Agreement, the terms, covenants, conditions and provisions of the Loan Agreement shall prevail.


                                   ARTICLE X
                                 Miscellaneous

                 10.1 Pooling and Unitization. Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of the Leases and Lands, insofar as they are related to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of Mortgagor, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil shall not substantially exceed 160 acres, and any unit so formed for the production of gas shall not exceed 640 acres, unless a larger area is required to conform to any applicable law or governmental order or regulation relating to the spacing of wells or to obtain the maximum, allowable production under any applicable law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof or in such proportion as is prescribed by applicable law. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Upon the written request of Mortgagee, as to all such units theretofore formed, and thereafter formed, immediately after formation of any such unit, Mortgagor shall furnish to Mortgagee a true copy of the pooling agreements, declarations of pooling or other instruments creating such units, in such number of counterparts as Mortgagee may reasonably request. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Mortgagor therein were specifically described in Exhibit A hereto. Notwithstanding the foregoing, Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

                 10.2 Advances by Mortgagee. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, then, if such failure is not remedied by Mortgagor within 30 days following notice thereof by Mortgagee, Mortgagee or any receiver appointed hereunder may, but shall not be obligated to, make advances to perform the same in Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums upon demand plus interest at an annual rate equal to the then rate of interest accruing on the Notes until paid; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate. No such advance shall be deemed to relieve Mortgagor from any default hereunder.

                 10.3 Defense of Claims. Mortgagor will notify Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Mortgaged Property, or any part thereof, and will take such action as may be necessary to preserve Mortgagor's and Mortgagee's rights affected thereby, and should Mortgagor fail or refuse to take any such action, Mortgagee may, upon giving prior written notice thereof to Mortgagor, take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee may take such independent action in connection therewith as they may in their discretion deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at an annual rate equal to the then rate of interest accruing on the Note will, on demand, be reimbursed to Mortgagee or any receiver appointed hereunder; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                 10.4 Survival of Covenants and Liens. All of the covenants and agreements of Mortgagor set forth herein shall survive the execution and delivery of this Mortgage and shall continue in force until the Indebtedness is paid in full. Accordingly, if Mortgagor shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this Mortgage shall become null and void and shall be released in due form, upon Mortgagor's written request and at Mortgagor's expense; otherwise, it shall remain in full force and effect. No release of this Mortgage or the lien thereof shall be valid unless executed by Mortgagee.

                 10.5 Renewals and Other Security. Renewals and extensions of the Indebtedness may be given at any time, and Mortgagee may take or may now hold other security for the Indebtedness without notice to or consent of Mortgagor. Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a perfected lien upon the Mortgaged Property not expressly released until the Indebtedness secured hereby is fully paid.

                 10.6 Instrument an Assignment, Etc. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, hypothecation, contract, deed of trust, mortgage, conveyance, financing statement, real estate mortgage, pledge or security agreement, and from time to time as any one or more thereof.

                 10.7 No Usury Intended. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary contained herein, in the Note, or in any of the docu-





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
ments securing or relating to any Indebtedness, in no event shall this Mortgage, the Note, or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with this Mortgage or the Note or in any of the documents securing or relating to any Indebtedness, or in any communication by Mortgagee or any other person to Mortgagor or any other person, or in the event all or part of the Indebtedness shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Mortgage or the Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provi- sions of this Section shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this Section shall be credited against the then unpaid principal balance hereof or refunded to Mortgagor, at Mortgagee's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this Mortgage and the Note. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

                 10.8 Separability. If any provision hereof or of the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to





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
effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                 10.9 Rights Cumulative. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                 10.10 Binding Effect. This Mortgage is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns, and the provisions hereof shall likewise constitute covenants running with the land.

                 10.11 Article and Section Headings. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this instrument or used in its interpretation.

                 10.12 Notices. Except as otherwise provided herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested and addressed to Mortgagor at the address shown on the cover page of this Mortgage or to such different address as Mortgagor shall have designated by written notice received by Mortgagee.

                 10.13 Amendments, Modifications and Waivers, Etc. Except as provided in Section 9.2, this Mortgage may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by Mortgagor and Mortgagee. Any alleged amendment, revision, discharge, release or termination which is not so documented shall not be effective as to any party. No waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom shall in any event be effective





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
unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                 10.14 Survival of Agreements. All representations and warranties of Mortgagor herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Mortgage shall survive such date or dates. All covenants and obligations in this Mortgage are intended by the parties to be, and shall be construed as, covenants running with the Lands.

                 10.15 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Louisiana.

                 10.16 Subrogation. The Indebtedness represents funds utilized to satisfy certain outstanding indebtedness and obligations secured by liens, rights and/or claims against the Mortgaged Property or any part thereof, and therefore Mortgagee shall be subrogated to any and all liens, rights, superior titles and equities owned or claimed by the holder of any such outstanding indebtedness or obligation so satisfied, regardless of whether said liens, rights, superior titles and equities are assigned to the Mortgagee by the holder(s) thereof or released. Mortgagee shall be subrogated to all covenants and warranties heretofore given or made with respect to the Mortgaged Property.

                 10.17 Limit to Indebtedness and Other Obligations Secured Hereby. The maximum amount of the Indebtedness or other Obligations that may be outstanding at any time and from time to time that this Mortgage secures is fixed at $490,000,000, and the maximum amount which Mortgagee may claim for damages that Mortgagee may suffer from a breach of any obligation, covenant, agreement, term or condition secured by this Mortgage (other than for the payment of money) is fixed at $1,000,000,000.

                 10.18 No Paraph. The Note and all other evidences of the Indebtedness or other Obligations have not been paraphed for identification with this Mortgage.

                 10.19 Acceptance. The acceptance of this Mortgage by Mortgagee is presumed, and this Mortgage is not signed by Mortgagee.





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
                 THUS DONE AND PASSED, on the date first written above and in the presences of the undersigned competent witnesses, who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.


WITNESSES:                              MORTGAGOR:


                                        TRANSTEXAS GAS CORPORATION,
--------------------------------        a Delaware corporation


--------------------------------

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

--------------------------------
NOTARY PUBLIC, in and for the
State of Texas
My Commission
Expires:
        ----------------




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
                                  EXHIBIT "A"





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